Exhibit 4.1

HARBINGER GROUP INC.
as Issuer
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

Indenture
Dated as of November 15, 2010

10.625%
Senior Secured Notes
Due November 15, 2015

CROSS-REFERENCE TABLE

TIA Sections		Indenture Sections
§ 310	(a)	7.10
	(b)	7.08
§ 311		7.03
§ 312		13.02
§ 313		7.06
§ 314	(a)	4, 4.02
	(b)	11.02
	(c)	13.04
	(d)	11.02
	(e)	13.05
§ 315	(a)	7.01, 7.02
	(b)	7.02, 7.05
	(c)	7.01
	(d)	7.02
	(e)	6.12, 7.02
§ 316	(a)	2.05, 6.02, 6.04, 6.05
	(b)	6.06, 6.07
	(c)	13.02
§ 317	(a) (1)	6.08
	(a) (2)	6.09
	(b)	2.03
§ 318		13.01

2

3

4

5

6

EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT B	Form of Supplemental Indenture
EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend
EXHIBIT J	Form of Security and Pledge Agreement
EXHIBIT K	Form of Collateral Trust Agreement

7

     INDENTURE, dated as of November 15, 2010, between Harbinger Group Inc., a Delaware corporation, as the Company and Wells Fargo Bank, National Association, a national banking association, as Trustee.
RECITALS
     The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $350,000,000 aggregate principal amount of the Company’s 10.625% Senior Secured Notes Due 2015, and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the “Notes”). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.
     This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.
THIS INDENTURE WITNESSETH
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
Definitions And Incorporation By Reference
     Section 1.01. Definitions.
     “Accrued Yield” means an amount in respect of each $1,000 principal amount of Notes that, together with the accrued interest to be paid in a Special Redemption, will provide the Holder thereof with the Yield to Maturity on such Note, calculated on the basis of a 360 day year and payable for the actual number of days elapsed from the Issue Date. “Yield to Maturity” means the annual yield to maturity of the Notes, calculated based on market convention and as reflected in the pricing term sheet for the offering of the Initial Notes.
     “Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement.
     “Additional Notes” means any Notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes, or in all respects except with respect to issue price and interest paid or payable on or prior to the first interest payment date after the issuance of such Additional Notes.
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Agent” means any Registrar, Paying Agent or Authenticating Agent.
     “Agent Member” means a member of, or a participant in, the Depositary.
     “Applicable Premium” means, with respect to any Note on any redemption date, the greater of (1) 1.0% of the principal amount of such Note; or (2) the excess of (a) the present value at such redemption date of (i) the redemption price of such Note at May 15, 2013 (as stated in the table in Section 3.01), plus (ii) all required interest payments due on such Note through May 15, 2013 excluding accrued but unpaid interest to the applicable redemption date, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.

     “Asset Sale” means any sale, lease, transfer or other disposition of any assets by the Company or any Guarantor, including by means of a merger, consolidation or similar transaction and including any sale by the Company or any Guarantor of the Equity Interests of any Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:
     (1) a disposition to the Company or a Guarantor, including the sale or issuance by the Company or any Guarantor of any Equity Interests of any Subsidiary to the Company or any Guarantor;
     (2) the disposition by the Company or any Guarantor in the ordinary course of business of (i) Cash Equivalents and cash management investments, (ii) damaged, worn out or obsolete assets, (iii) rights granted to others pursuant to leases or licenses, or (iv) inventory and other assets acquired and held for resale in the ordinary course of business (it being understood that any Equity Interests of any direct Subsidiary of the Company or any Guarantor and the assets of an operating business, unit, division or line of business shall not constitute inventory or other assets acquired and held for resale in the ordinary course of business);
     (3) the sale or discount of accounts receivable arising in the ordinary course of business;
     (4) a transaction covered by Article 5;
     (5) a Restricted Payment permitted under Section 4.07;
     (6) the issuance of Disqualified Equity Interests pursuant to Section 4.06;
     (7) any disposition in a transaction or series of related transactions of assets with a fair market value of less than $5,000,000;
     (8) any disposition of Equity Interests of a Subsidiary pursuant to an agreement or other obligation with or to a Person from whom such Subsidiary was acquired or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
     (9) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;
     (10) foreclosure or any similar action with respect to any property or other asset of the Company or any of its Subsidiaries;

     (11) dispositions in connection with Permitted Liens; and
     (12) dispositions of marketable securities, other than shares of Spectrum common stock, constituting less than 5% of the Total Assets; provided that such disposition is at fair market value and the consideration consists of Cash Equivalents.
     “Attributable Debt” means, in respect of a Sale and Leaseback Transaction, at the time of determination, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction determined in accordance with GAAP, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.
     “Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.
     “Authorized Representatives” means the Trustee and the agent or other representative of the holders of any series of future Debt.
     “Average Life” means, with respect to any Debt or Disqualified Equity Interests, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or such redemption or similar payment with respect to such Disqualified Equity Interests and (y) the amount of such principal, or redemption or similar payment by (ii) the sum of all such principal, or redemption or similar payments.
     “bankruptcy default” has the meaning assigned to such term in Section 6.01.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or, except with respect to the definition of Change of Control, any duly authorized committee thereof having the authority of the full board with respect to the determination to be made;

     (2) with respect to a limited liability company, any managing member thereof or, if managed by managers, the board of managers thereof, or any duly authorized committee thereof having the authority of the full board with respect to the determination to be made;
     (3) with respect to a partnership, the Board of Directors of the general partner of the partnership; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.
     “Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
     “Cash Collateral Coverage Ratio” means, on any date of determination, the ratio of (i) the Fair Market Value of the Collateral (but only to the extent the Notes are secured by a first-priority Lien pursuant to the Security Agreements on such Collateral that is subject to no prior Liens) consisting of Cash Equivalents to (ii) the principal amount of Debt secured by Liens on the Collateral outstanding on such date.
     “Cash Equivalents” means
     (1) United States dollars, or money in other currencies received in the ordinary course of business,
     (2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,
     (3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition,

(iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,
     (4) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,
     (5) commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within six months after the date of acquisition, and
     (6) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above.
     “Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.
     “Certificated Note” means a Note in registered individual form without interest coupons.
     “Change of Control” means the occurrence of any of the following:
     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;
     (2) the adoption of a plan relating to the liquidation or dissolution of the Company;
     (3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of 35% or more of the voting power of the Voting Stock of the Company other than a Permitted Holder; provided that such event shall not be deemed a Change of Control so long as one or more Permitted Holders shall Beneficially Own more of the voting power of the Voting Stock of the Company than such person or group; or
     (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     For purposes of this definition, (i) any direct or indirect holding company of the Company shall not itself be considered a Person for purposes of clauses (1) or (3) above or a “person” or “group” for purposes of clauses (1) or (3) above, provided that no “person” or “group” (other than the Permitted Holders or another such holding company) Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such company, and a majority of the Voting Stock of such holding company immediately following it becoming the holding company of the Company is Beneficially Owned by the Persons who Beneficially Owned the voting power of the Voting Stock of the Company immediately prior to it becoming such holding company and (ii) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.
     “Change of Control Offer” has the meaning assigned to such term in Section 4.11.
     “Change of Control Payment” has the meaning assigned to such term in Section 4.11.
     “Change of Control Payment Date” has the meaning assigned to such term in Section 4.11.
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” means all of the assets (other than Excluded Property) that are owned or hereafter acquired by the Company or by any Guarantor to the extent pledged or required to be pledged to secure the Notes.
     “Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as the Collateral Agent, or any collateral agent or trustee appointed pursuant to the Collateral Trust Agreement.
     “Collateral Coverage Ratio” means, at the date of determination, the ratio of (i) the Fair Market Value of the Collateral (but only to the extent the Notes are secured by a first-priority Lien on such Collateral pursuant to the Security Agreements that is subject to no prior Lien) to (ii) the principal amount of Debt secured by Liens on the Collateral outstanding on such date.
     “Collateral Requirement” means the requirement that all documents and instruments, including Uniform Commercial Code financing statements, control agreements and mortgages, required by law to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens as valid Liens with priority set forth in the Security Documents free of any other Liens except for Permitted Collateral Liens, shall have been filed, registered or recorded and any Collateral for which perfection may be obtained through control or possession, such control or possession is provided.
     “Collateral Trust Agreement” means the collateral trust agreement (substantially in the form attached as Exhibit K hereto) dated the Completion Date among the Company, the Collateral Agent and the Trustee, as amended from time to time.
     “Commission” means the Securities and Exchange Commission.
     “Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Article 5.
     “Completion Date” means the date all Escrow Conditions are satisfied.
     “Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:
     (1) the net income (or loss) of any Person that is not a Guarantor, except that net income shall be included to the extent of the dividends or other distributions actually paid in cash to the Company or any of the Guarantors by such Person during such period;
     (2) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;
     (3) any net after-tax gains or losses attributable to or associated with the extinguishment of Debt or Hedging Agreements;
     (4) the cumulative effect of a change in accounting principles;
     (5) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights;
     (6) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption;
     (7) any expenses or charges related to any issuance of Equity Interests, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Debt (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful, including any such expenses or charges attributable to the issuance and sale of the Notes and the consummation of the exchange offer pursuant to the Registration Rights Agreement; and
     (8) any expenses or reserves for liabilities to the extent that the Company or any Subsidiary of the Company is entitled to indemnification therefor under binding agreements; provided that any liabilities for which the Company or such Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that the Company or such Subsidiary will not be indemnified.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
     (1) was a member of such Board of Directors on the Issue Date; or
     (2) was nominated for election or elected to such Board of Directors with the approval of the Permitted Holders or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
     “Contribution Debt” means Debt or Disqualified Equity Interests of the Company or any Guarantor with a Stated Maturity after the Stated Maturity of the Notes in an aggregate principal amount or liquidation preference not greater than (i) half (in the case of Debt referred to in clause (1) below) and (ii) twice ( in the case of unsecured Debt or Disqualified Equity Interests), the aggregate amount of cash received from the issuance and sale of Qualified Equity Interests of the Company or a capital contribution to the common equity of the Company; provided that:
     (1) Contribution Debt may be secured by Liens on the Collateral (provided that no such Contribution Debt may be so secured unless, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, (x) the aggregate principal amount of Debt outstanding and incurred under this clause (1), together with other Pari-Passu Obligations (including the Notes) does not exceed $500,000,000 and (y) the Company would be in compliance with the covenants under Section 4.17 and Section 4.18 (calculated as if the Incurrence date was a date on which such covenant is required to be tested under Section 4.18)),
     (2) such cash has not been used to make a Restricted Payment and shall thereafter be excluded from any calculation under paragraph (a)(3)(B) of Section 4.07 (it being understood that if any such Debt or Disqualified Stock Incurred as Contribution Debt is redesignated as Incurred under any provision other than paragraph (b)(13) of Section 4.06, the related issuance of Equity Interests may be included in any calculation under paragraph (a)(3)(B) of Section 4.07) and
     (3) such Contribution Debt (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Debt pursuant to an Officers’ Certificate on the Incurrence date thereof.
     Any cash received from the issuance and sale of Qualified Equity Interests of the Company or a capital contribution to the common equity of the Company may only be applied to incur secured Debt pursuant to clause (i) of the first paragraph above or unsecured Debt or Disqualified Equity Interests pursuant to clause (ii) of such paragraph. For example, if the Company issues Qualified Equity Interests and receives $100 of cash proceeds, the Company may either incur $50 of secured Debt (subject to the conditions set forth in such clause (i)) or $200 of unsecured Debt or Disqualified Equity Interests, but may not incur $50 of secured Debt and $150 of unsecured Debt.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of the Indenture is located at 625 Marquette Avenue, 11th Floor, MAC N9311-110, Minneapolis, MN 55470.
     “Date of Determination” has the meaning assigned to such term in Section 12.02.
     “Debt” means, with respect to any Person, without duplication,
     (1) all indebtedness of such Person for borrowed money;
     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables;

     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which would have been recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;
     (5) all obligations of such Person as lessee under Capital Leases (other than the interest component thereof);
     (6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;
     (7) all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;
     (8) all obligations of such Person under Hedging Agreements; and
     (9) all Disqualified Equity Interests of such Person;
provided, however, that notwithstanding the foregoing, Debt shall be deemed not to include (1) deferred or prepaid revenues or (2) any liability for federal, state, local or other taxes owed or owing to any governmental entity.
The amount of Debt of any Person will be deemed to be:
     (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;
     (B) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;
     (C) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;
     (D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and
     (E) otherwise, the outstanding principal amount thereof.
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

     “Depositary” means the depositary of each Global Note, which will initially be DTC.
     “Designated Non-cash Consideration” means any non-cash consideration received by the Company or any Guarantor in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate executed by an Officer of the Company or such Guarantor at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents (which shall be considered Net Cash Proceeds of an Asset Sale when received).
     “Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:
     (1) required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or
     (2) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt;
provided that (i) only the portion of the Equity Interests which is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to the Stated Maturity of the Notes shall be deemed to be Disqualified Equity Interests, (ii) if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (iii) Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions:
     (A) are no more favorable to the holders than Section 4.11 and Section 4.12, and
     (B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by the Indenture.
     “Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

     “Domestic Subsidiary” means any Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.
     “DTC” means The Depository Trust Company, a New York corporation, and its successors.
     “DTC Legend” means the legend set forth in Exhibit D.
     “Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.
     “Equity Offering” means a primary offering, whether by way of private placement or registered offering, after the Issue Date, of Qualified Stock of the Company other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.
     “Escrow Account” has the meaning assigned to such term in Section 12.01.
     “Escrow Agent” means Wells Fargo Bank, National Association.
     “Escrow Agreement” means the escrow and security agreement, dated on or about the Issue Date, between the Company, the Trustee, Wells Fargo Bank, National Association, as Financial Institution (as defined therein) and the Escrow Agent.
     “Escrow Conditions” means the conditions set forth in Section 1.04(b) of the Escrow Agreement.
     “Escrow Property” has the meaning assigned to such term in Section 12.01.
     “Event of Default” has the meaning assigned to such term in Section 6.01.
     “Excess Proceeds” has the meaning assigned to such term in Section 4.12.
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Exchange Notes” means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).
     “Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.
     “Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.
     “Excluded Property” means
     (i) motor vehicles, the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction;
     (ii) voting Equity Interests in any Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of all voting Equity Interests in such Foreign Subsidiary;
     (iii) any interest in a joint venture or non-Wholly Owned Subsidiary to the extent and for so long as the attachments of security interest created therein would violate any joint venture agreement, organizational document, shareholders agreement or equivalent agreement relating to such joint venture or Subsidiary;
     (iv) any rights of the Company or any Guarantor in any contract or license if under the terms thereof, or any applicable law with respect thereto, the valid grant of a security interest therein to the Collateral Agent is prohibited and such prohibition has not been waived or the consent of the other party to such contract or license has not been obtained or, under applicable law, such prohibition cannot be waived;
     (v) certain deposit accounts, the balance of which consists exclusively of (a) withheld income taxes and federal, state, local and foreign employment taxes in such amounts as are required to be paid to the Internal Revenue Service or any other applicable governmental authority and (b) amounts required to be paid over to an employee benefit plan on behalf of or for the benefit of employees of the Company or any Guarantor;
     (vi) other property that the Collateral Agent may determine from time to time that the cost of obtaining a Lien thereon exceeds the benefits of obtaining such a Lien (it being understood that the Collateral Agent shall have no obligation to make any such determination);
     (vii) any intent-to-use U.S. trademark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application or the mark that is the subject of such application under applicable law;
     (viii) Equity Interests of Zap.Com Corporation until such time as the Company determines that such Equity Interests should be pledged as Collateral, such determination (which shall be irrevocable) to be made by an Officers’ Certificate delivered by the Company to the Collateral Agent; and
     (ix) an amount in Cash Equivalents not to exceed $1,000,000 deposited for the purpose of securing, leases of office space, furniture or equipment;
provided however that “Excluded Property” shall not (i) apply to any contract or license to the extent the applicable prohibition is ineffective or unenforceable under the Uniform Commercial Code (including Sections 9-406 through 9-409) or any other applicable law, or (ii) limit, impair or otherwise affect Collateral Agent’s unconditional continuing security interest in and Lien upon any rights or interests of the Company or such Guarantor in or to moneys due or to become due under any such contract or license (including any accounts).
     “Fair Market Value” means:
     (i) in the case of any Collateral that (a) is listed on a national securities exchange or (b) is actively traded in the over-the-counter-market and represents equity in a Person with a market capitalization of at least $500,000,000 on each trading day in the preceding 60 day period prior to such date, the product of (a) (i) the sum of the volume weighted average prices of a unit of such Collateral for each of the 20 consecutive trading days immediately prior to such date, divided by (ii) 20, multiplied by (b) the number of units pledged as Collateral;
     (ii) in the case of any Collateral that is not so listed or actively traded (other than Cash Equivalents), the fair market value thereof (defined as the price that would be negotiated in an arms’-length transaction for cash between a willing buyer and willing seller, neither of which is acting under compulsion), as determined by a written opinion of a nationally recognized investment banking, appraisal, accounting or valuation firm that is not an Affiliate of the Company; provided that (i) such written opinion may be based on a desktop appraisal conducted by such banking, appraisal, accounting or valuation firm for any date of determination that is not the end of the fiscal year for the Company and (ii) the fair market value thereof determined by such written opinion may be determined as of a date as early as 30 days prior to the end of the applicable fiscal period on which a covenant under this Indenture is required to be tested (the end of such period being referred to as the “Test Date”); and
     (iii) in the case of Cash Equivalents, the face value thereof.
     The “volume weighted average price” means the per share of common stock (or per minimum denomination or unit size in the case of any security other than common stock) volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such common stock or unit (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of such common stock (or per minimum denomination or unit size in the case of any security other than common stock) on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the trustee). The “volume weighted average price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
     In the case of any assets referenced in clause (ii) above tested on a date of determination other than in connection with a Test Date, for purposes of calculating compliance with a covenant under this Indenture, the Company will be permitted to rely on the value as determined by the written opinion given for the most recently completed Test Date.
     For the avoidance of doubt:
     (i) if the Company will be in compliance with an applicable covenant at a Test Date even if an asset constituting Collateral had no value, it shall not be required to obtain an appraisal of such Collateral (in which case such Collateral shall be assumed to have no value for such purpose); and
     (ii) if the Company will be in compliance with an applicable covenant at a Test Date if an asset constituting Collateral has a minimum specified value, an appraisal establishing that such Collateral is worth at least such minimum specified value shall be sufficient (in which case such Collateral shall be assumed to have such minimum specified value for such purpose).

     “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.
     “Global Note” means a Note in registered global form without interest coupons.
     “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
     “Guarantor” means each Subsidiary that executes a supplemental indenture to the Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to Article 5, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the Indenture.
     “Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to manage fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to manage fluctuations in foreign exchange rates.
     “Holder” or “Noteholder” means the registered holder of any Note.
     “IAI Global Note” means a Global Note resold to Institutional Accredited Investors bearing the Restricted Legend.
     “Incur” and “Incurrence” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Guarantor on any date after the date of the Indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.12. The accrual of interest, accretion of original issue discount or payment of interest in kind or the accretion or payment in kind, accumulation of dividends on any Equity Interests will not be considered an Incurrence of Debt.
     “Indenture” means this indenture, as amended or supplemented from time to time.
     “Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
     “Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
     “Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.
     “Institutional Accredited Investor” means an institutional “accredited investor” (as defined) in Rule 501(a), (2), (3) or (7) under the Securities Act.
     “Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.
     “interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.
     “Interest Payment Date” means each May 15 and November 15 of each year, commencing May 15, 2011.
     “Investment” means
     (1) any direct or indirect advance, loan or other extension of credit to another Person,
     (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,
     (3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or
     (4) any Guarantee of any obligation of another Person.

     “Issue Date” means the date on which the Original Notes are originally issued under the Indenture.
     “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).
     “LightSquared” means LightSquared Inc.
     “Liquid Collateral Coverage Ratio” means the ratio of (i) the Fair Market Value of the Collateral (but only to the extent the Notes are secured by a first-priority Lien pursuant to the Security Agreements on such Collateral that is subject to no prior Lien) consisting of (a) shares of common stock of Spectrum and (b) Cash Equivalents to (ii) the principal amount of Debt secured by Liens on the Collateral outstanding on such date.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of
     (1) brokerage commissions, underwriting commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants, consultants and investment bankers;
     (2) provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Subsidiaries;
     (3) payments required to be made to holders of minority interests in Subsidiaries as a result of such Asset Sale or (except in the case of Collateral) to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold;
     (4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash; and

     (5) payments of unassumed liabilities (not constituting Debt) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale.
     “Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.
     “Notes” has the meaning assigned to such term in the Recitals.
     “Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to the Indenture.
     “Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
     “Offer to Purchase” has the meaning assigned to such term in Section 3.05.
     “Offering Circular” means the offering circular, dated November 5, 2010, relating to the sale of the Notes.
     “Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief operating officer, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.
     “Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer, the chief operating officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary and delivered to the Trustee.
     “Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.
     “Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.

     “Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.
     “Pari-Passu Obligations” means any Debt secured equally and ratably by Liens on the Collateral; provided that an Authorized Representative in respect thereof has executed a joinder to the Collateral Trust Agreement.
     “Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.
     “Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.
     “Permitted Debt” has the meaning assigned to such term in Section 4.06.
     “Permitted Collateral Liens” means: (1) Liens on the Collateral to secure Obligations in respect of the Notes (excluding any Additional Notes); (2) Liens on the Collateral that rank pari passu with or junior to the Liens securing the Obligations in respect of the Notes and that secure Obligations in respect of Debt (including any Additional Notes) Incurred pursuant to clause (1) or (13) of the definition of Permitted Debt; (3) Liens to secure any Permitted Refinancing Debt (or successive Permitted Refinancing Debt) as a whole, or in part, of any Obligations secured by any Lien referred to in clauses (1) or (2) of this definition; and (4) Liens on the Collateral of the types described in clauses (4), (5), (6), (13), (14) and (15) of the definition of Permitted Liens.
     “Permitted Holders” means
     (1) each of Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd;
     (2) any Affiliate of any Person specified in clause (1), other than another portfolio company thereof (which means a company actively engaged in providing goods and services to unaffiliated customers) or a company controlled by a “portfolio company”; or
     (3) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned 50% or more by Persons specified in clauses (1) or (2).
     “Permitted Liens” means
     (1) Liens existing on the Issue Date not otherwise permitted;
     (2) Permitted Collateral Liens;

     (3) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;
     (4) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;
     (5) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings;
     (6) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and the Guarantors;
     (7) Liens on property of a Person at the time such Person becomes a Guarantor, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any other Guarantor;
     (8) Liens on property or the Equity Interests of any Person at the time the Company or any Guarantor acquires such property or Person, including any acquisition by means of a merger or consolidation with or into the Company or a Guarantor of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Guarantor;
     (9) Liens securing Debt or other obligations of the Company or a Guarantor to the Company or a Guarantor;
     (10) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt for borrowed money that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Agreements;
     (11) extensions, renewals or replacements of any Liens referred to in clauses (1), (7) or (8) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased;

     (12) other Liens (not on the Collateral) securing obligations in an aggregate amount not exceeding $5,000,000;
     (13) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;
     (14) Liens securing office leases and office furniture and equipment in an aggregate amount not to exceed $1,000,000; and
     (15) Liens on property securing Debt permitted pursuant to Section 4.06(14).
     “Permitted Refinancing Debt” has the meaning assigned to such term in Section 4.06.
     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
     “Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.
     “principal” of any Debt means the principal amount of such Debt (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.
     “Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.
     “Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.
     “refinance” has the meaning assigned to such term in Section 4.06(b)(5).
     “Register” has the meaning assigned to such term in Section 2.09.
     “Registrar” means a Person engaged to maintain the Register.
     “Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date.
     “Regulation S” means Regulation S under the Securities Act.
     “Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.
     “Replacement Assets” has the meaning assigned to such term in Section 4.12.
     “Restricted Legend” means the legend set forth in Exhibit C.
     “Restricted Payment” has the meaning assigned to such term in Section 4.07.
     “Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.
     “Rule 144A” means Rule 144A under the Securities Act.
     “Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.
     “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.
     “Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.
     “Securities Act” means the Securities Act of 1933.

     “Security and Pledge Agreement” means the security and pledge agreement (substantially in the form attached as Exhibit J hereto) dated the Completion Date among the Company and the Collateral Agent, as amended from time to time.
     “Security Documents” means (i) the Security and Pledge Agreement, (ii) the Collateral Trust Agreement and (iii) the security documents granting a security interest in any assets of any Person to secure the Obligations under the Notes and the Note Guarantees, as each may be amended, restated, supplemented or otherwise modified from time to time.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.
     “Significant Subsidiary” means any Subsidiary, or group of Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.
     “Special Redemption” has the meaning assigned to such term in Section 3.03.
     “Special Redemption Date” has the meaning assigned to such term in Section 3.03.
     “Special Redemption Price” means a redemption price equal to 100% of the original issue amount of the Notes, plus Accrued Yield and accrued and unpaid interest on the Notes through the Special Redemption Date.
     “Spectrum” means Spectrum Brands Holdings, Inc., a Delaware corporation.
     “Spectrum Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of February 9, 2010, by and among Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Global Opportunities Breakaway Ltd., Spectrum Brands Holdings, Inc., Avenue International Master, L.P., Avenue Investments, L.P., Avenue Special Situations Fund IV, L.P., Avenue Special Situations Fund V, L.P. and Avenue-CDP Global Opportunities Fund, L.P.
     “Spectrum Stockholder Agreement” means that certain Stockholder Agreement, dated as of February 9, 2010, by and among Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Global Opportunities Breakaway Ltd. and Spectrum Brands Holdings, Inc.
     “Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.
     “Subordinated Debt” means any Debt of the Company or any Guarantor which (i) is subordinated in right of payment to the Notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect or (ii) is unsecured.
     “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.
     “Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.
     “Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.
     “Total Assets” means the total assets of the Company and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Company.
     “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2013; provided that if the period from the redemption date to May 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.
     “Trust Indenture Act” means the Trust Indenture Act of 1939.
     “U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

     “U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “Wholly Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Subsidiaries (or a combination thereof).
     Section 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,
     (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (2) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;
     (3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;
     (4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and
     (5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.
ARTICLE 2
The Notes
     Section 2.01. Form, Dating and Denominations; Legends. (a) The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or customarily uses. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.
     (b) (1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5), or (c) or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.
     (2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.
     (3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.
     (4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).
     (5) Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.
     (6) Initial Notes resold to Institutional Accredited Investors will be in the form of an IAI Global Note.
     (7) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.
(c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or
     (2) after an Initial Note or any Initial Additional Note is
     (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights

Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company may instruct the Trustee in writing to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.
     (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.
     Section 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.
     (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.
     (c) At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver
     (i) Initial Notes for original issue in the aggregate principal amount not to exceed $350,000,000,
     (ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and
     (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:
     (1) Receipt by the Trustee of an Officers’ Certificate specifying
     (A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,
     (B) whether the Notes are to be Initial Notes or, Additional Notes or Exchange Notes,

     (C) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4
     (D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and
     (E) other information the Company may determine to include or the Trustee may reasonably request.
     (2) Additional Notes that are for U.S. federal income tax purposes issued with more than de minimis original issue discount and are not fungible with other Notes shall be issued under a separate CUSIP number and shall be treated as a separate class for purposes of transfer and exchange.
     (3) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.
     (d) The Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, other than as specified in clause (2) of Section 2.02(c), and shall vote together as one class on all matters with respect to the Notes.
     Section 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.
     (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee in writing of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.
     Section 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, and the Company receives evidence to its satisfaction of the ownership and loss, mutilation or destruction of such Note, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. An indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss, liability or expense they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note (including attorneys’ fees and expenses). In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.
     Section 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for
     (1) Notes cancelled by the Trustee or delivered to it for cancellation;
     (2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and
     (3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.
     (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in conclusively relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee actually knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company. Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, Offer to Purchase, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes or a security entitlement in respect thereof passes to such entity.
     Section 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.
     Section 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.
     Section 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use “CUSIP” and “CINS” numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee in writing of any change in the CUSIP or CINS numbers.

     Section 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.
   (b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.
     (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.
     (3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.
     (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.
     (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.
     (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that
     (x) no transfer or exchange will be effective until it is registered in such register and
     (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.
     From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.
     No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).
   (e) (1) Global Note to Global Note. If, a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
     (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.
     (3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
     (4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the

Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
     Section 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.
     (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)
     (1) No certification is required.
     (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.
     (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
     (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.
     (5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
     (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)
(1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or
     (2)(x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

     Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.
     (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.
     (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (f) Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.
     Section 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.
     (b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.
     (c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.
     (d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.
ARTICLE 3
Redemption; Offer to Purchase
     Section 3.01. Optional Redemption. (a) At any time and from time to time on or after May 15, 2013, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below of the Notes being redeemed plus accrued and unpaid interest to the redemption date.

Date	Percentage
May 15, 2013	105.313%
November 15, 2013	102.656%
November 15, 2014 and thereafter	100.000%
     (b) At any time and from time to time prior to May 15, 2013, the Company may redeem at its option some or all of the Notes at a price of 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
     Section 3.02. Redemption with Proceeds of Equity Offering. At any time and from time to time prior to November 15, 2013, the Company may redeem Notes with the net cash proceeds received by the Company from any Equity Offering at a redemption price equal to 110.625% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes including Additional Notes, provided that
     (1) in each case the redemption takes place not later than 90 days after the closing of the related Equity Offering, and
     (2) not less than 65% of the aggregate principal amount of the Notes including Additional Notes issued under the Indenture remains outstanding immediately thereafter.

     Section 3.03. Special Redemption. (a) In the event that the Completion Date has not occurred on or prior to the Date of Determination, the Company will be required to redeem the Notes, on the date that is five business days after the Date of Determination (the “Special Redemption Date”), at a cash redemption price equal to 100% of the issue price of the Notes, plus the Accrued Yield and accrued interest to the date of redemption (the “Special Redemption”).
     (b) Upon the receipt of written instruction from the Company, an Officers’ Certificate and an Opinion of Counsel, the Trustee will send a notice of the Special Redemption on behalf of the Company to the Holders of the Notes of the Special Redemption on the Date of Determination if the Completion Date has not occurred on or prior to such Date of Determination.
     Section 3.04. Method and Effect of Redemption. (a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 45 days before the redemption date (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $2,000 principal amount and higher integral multiples of $1,000. The notice to the Trustee under this clause (a) may be revoked prior to the mailing of notice of such redemption to the Holders. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with the defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.
     (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:
     (1) the redemption date;
     (2) the redemption price, including the portion thereof representing any accrued interest;
     (3) the place or places where Notes are to be surrendered for redemption;
     (4) Notes called for redemption must be so surrendered in order to collect the redemption price;

     (5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;
     (6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and
     (7) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.
     (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.
     Section 3.05. Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by the Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Company will notify the Trustee in writing at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.
     (b) The offer must include or state the following as to the terms of the Offer to Purchase:
     (1) the provision of the Indenture pursuant to which the Offer to Purchase is being made;
     (2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Indenture) (the “purchase amount”);
     (3) the purchase price, including the portion thereof representing accrued interest;

     (4) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;
     (5) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount;
     (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;
     (7) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);
     (8) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;
     (9) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;
     (10) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;
     (11) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased;
     (12) if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

     (13) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.
     (c) Prior to or on the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.
     (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with any Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Offer to Purchase provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of such compliance.
ARTICLE 4
Covenants
     Section 4.01. Payment Of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 11:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee in writing of its compliance with this paragraph.
     (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as

Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.
     (c) The Company agrees to pay interest on overdue principal, and , to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.
     (d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.
     Section 4.02. Maintenance of Office or Agency. The Company will maintain in the United States of America, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Subsidiary, if (i) the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole or (ii) where the failure to so preserve such right, license, franchise or existence would not have a material adverse effect on the Company and its Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 4.12 or Article 5.

     Section 4.04. Payment of Taxes and other Claims. The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established or where failure to pay would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.
     Section 4.05. Maintenance of Properties and Insurance. (a) The Company will cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order as in the judgment of the Company may be necessary so that the business of the Company and its Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Company or any Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.
     (b) The Company will provide or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, such as products liability insurance and public liability insurance, with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Subsidiaries are then conducting business.
     Section 4.06. Limitation on Debt and Disqualified Stock. (a) Neither the Company nor any Guarantor will Incur any Debt.
     (b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Guarantor may Incur the following (“Permitted Debt”):
     (1) Debt of the Company or any Guarantor constituting Pari-Passu Obligations for which the Authorized Representative of such Debt holders has executed a joinder to the Collateral Trust Agreement pursuant to the terms of the Collateral Trust Agreement; provided that, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, (i) the aggregate principal amount of Debt outstanding Incurred under this clause (1), together with Debt Incurred under clause (4) (and any Permitted Refinancing Debt Incurred to refinance Debt incurred pursuant to such clauses that is a Pari-Passu Obligation), does not exceed $400,000,000 and (ii) the Collateral Coverage Ratio is not less than 2.25 to 1.0 or, to the extent that the Collateral Coverage Ratio is then required to be not less than 2.5 to 1.0 (including as a result of such incurrence of Debt) pursuant to the proviso set forth under Section 4.18(a), 2.5 to 1.0;
     (2) Debt of the Company or any Guarantor owed to the Company or any Guarantor so long as such Debt continues to be owed to the Company or any Guarantor;
     (3) Subordinated Debt of the Company or any Guarantor; provided that (a) such Debt has a Stated Maturity after the Stated Maturity of the Notes and (b) on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Collateral Coverage Ratio is not less than 2.0 to 1.0, calculated as if all Debt of the Company and the Guarantors outstanding at such time was included in clause (ii) of the definition of “Collateral Coverage Ratio”;
     (4) Debt of the Company pursuant to the Notes (other than Additional Notes) and Debt of any Guarantor pursuant to a Note Guaranty of the Notes (including Additional Notes);
     (5) Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the foregoing, for purposes of this clause, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that
     (A) in case the Debt to be refinanced is Subordinated Debt, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,
     (B) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced, and
     (C) Debt Incurred pursuant to clauses (2), (3), (6), (7), (9), (10), (11), (12) and (13) of this Section 4.06 may not be refinanced pursuant to this clause;

     (6) Hedging Agreements of the Company or any Guarantor entered into in the ordinary course of business for the purpose of managing risks associated with the business of the Company or its Subsidiaries and not for speculation;
     (7) Debt of the Company or any Guarantor with respect to (A) letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting other Debt, including letters of credit supporting performance, surety or appeal bonds, workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims and (B) indemnification, adjustment of purchase price, earn-out or similar obligations incurred in connection with the acquisition or disposition of any business or assets;
     (8) Debt of the Company outstanding on the Issue Date (and, for purposes of clause (5)(C), not otherwise constituting Permitted Debt);
     (9) Debt of the Company or any Guarantor consisting of Guarantees of Debt of the Company or any Guarantor Incurred under any other clause of this Section 4.06;
     (10) Debt of the Company or any Guarantor Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed $10,000,000;
     (11) Debt arising from endorsing instruments of deposit and from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case, in the ordinary course of business; provided that such Debt is extinguished within five business days of Incurrence;
     (12) Debt of the Company or any Guarantor consisting of the financing of insurance premiums;
     (13) Contribution Debt; and
     (14) Debt, which may include Capital Leases, Incurred on or after the Issue Date no later than 180 days after the date of purchase or completion of construction or improvement of property, for the purpose of financing all or any part of the purchase price or cost of construction or improvement; provided that the principal amount of any Debt Incurred pursuant to this clause may not exceed (a) $1,000,000 less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause.
     (c) Notwithstanding any other provision of this covenant, for purposes of determining compliance with this covenant, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or a Guarantor may Incur under this covenant. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.
     (d) In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this covenant, the Company, in its sole discretion, will classify items of Debt and will only be required to include the amount and type of such Debt in one of such clauses and the Company will be entitled to divide and classify an item of Debt in more than one of the types of Debt described in this covenant, and may, at any time after such Incurrence (based on circumstances existing at such time), change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this covenant at any time. If any Contribution Debt is redesignated as Incurred under any provision other than clause (13) of paragraph (b) above, the related issuance of Equity Interests may be included in any calculation under paragraph (a)(3)(B) of Section 4.07.
     (e) Neither the Company nor any Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of the Company or the Guarantor unless such Debt is also subordinated in right of payment to the Notes or the relevant Note Guaranty on substantially identical terms. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt.
     Section 4.07. Limitation on Restricted Payments. (a) The Company will not, and, to the extent within the Company’s control, will not permit any of its Subsidiaries (including any Guarantor) to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):
     (i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Subsidiaries;
     (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company held by Persons other than the Company or any of its Subsidiaries;
     (iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt of the Company or any Guarantor except a payment of interest or principal at Stated Maturity; or
     (iv) make any Investment in any direct or indirect parent of the Company;
unless, at the time of, and after giving effect to, the proposed Restricted Payment:
     (1) no Default has occurred and is continuing,
     (2) the Company could Incur at least $1.00 of Debt under paragraph (b)(1) of Section 4.06, and
     (3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of
     (A) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning with the first fiscal quarter commencing after the Issue Date and ending on the last day of the Company’s most recently completed fiscal quarter for which internal financial statements are available, plus

     (B) subject to paragraph (c), the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Company (other than from a Subsidiary) after the Issue Date
     (i) from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, or
     (ii) as a contribution to its common equity
     but excluding any issuance in exchange for, or equity contribution consisting of, Equity Interests of Spectrum or related assets contributed in connection with the satisfaction of the Escrow Conditions.
     The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution.
     (b) The foregoing will not prohibit:
     (1) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);
     (2) dividends or distributions by a Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company, to all holders of any class of Capital Stock of such Subsidiary a majority of the voting power of which is held, directly or indirectly through Subsidiaries, by the Company;
     (3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;
     (4) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any direct or indirect parent in exchange for, or out of the proceeds of (i) an offering (occurring within 60 days of such purchase, redemption, or other acquisition or retirement for value) of, Qualified Equity Interests of the Company or (ii) a contribution to the common equity capital of the Company;

     (5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company in exchange for, or out of the proceeds of (i) an offering (occurring within 60 days of such purchase, redemption, or other acquisition or retirement for value) of, Qualified Equity Interests of the Company or (ii) a contribution to the common equity capital of the Company;
     (6) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of $5,000,000;
     (7) the repurchase of any Subordinated Debt at a purchase price not greater than (x) 101% of the principal amount thereof in the event of a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.11 or (y) 100% of the principal amount thereof in the event of an Asset Sale pursuant to a provision no more favorable to the holders thereof than Section 4.12, provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and repurchased all Notes issued under the Indenture that were validly tendered for payment in connection with the Offer to Purchase;
     (8) Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed $10,000,000;
     (9) (a) repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if the Equity Interests represent all or a portion of the exercise price thereof (or related withholding taxes) and (b) Restricted Payments by the Company to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Equity Interests of the Company in an aggregate amount under this clause (b) not to exceed $1,000,000;
     (10) payment of dividends or distributions on Disqualified Equity Interests of the Company or any Guarantor and payment of any redemption price or liquidation value of any Disqualified Equity Interest when due in accordance with its terms, in each case, to the extent that such Disqualified Equity Interest was permitted to be Incurred in accordance with the provisions of the Indenture;

     (11) in the case of any Subsidiary of the Company that, in the ordinary course of its business, makes Investments in private collective investment vehicles (including private collective investment vehicles other than those owned by Permitted Holders), Investments by such Subsidiary in private collective investment vehicles owned or managed by Permitted Holders;
     (12) payments by the Company used to fund costs, expenses and fees related to (i) the Spectrum Brands Acquisition as disclosed in the Offering Circular or (ii) future acquisitions if such costs, expenses and fees are reasonable and customary (as determined in good faith by the Company); and
     (13) the payment of dividends on Qualified Equity Interests of up to 8.0% per annum of the greater of the gross proceeds received by the Company from any offering or sale of such Qualified Equity Interests after the Issue Date or the accreted value of such Equity Interests (provided that the aggregate amount of dividends paid on such Qualified Equity Interests shall not exceed the proceeds therefrom received by the Company after the Issue Date);
provided that, in the case of clauses (6), (7), (10) and (13) no Default has occurred and is continuing or would occur as a result thereof.
     (c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4) or (5) of paragraph (b). Restricted Payments permitted pursuant to clauses (2) through (9), (11) and (12) will not be included in making the calculations under clause (3) of paragraph (a).
     (d) For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (13) above, or is entitled to be incurred pursuant to paragraph (a) of this Section 4.07, the Company will be entitled to classify or re-classify (based on circumstances existing at the time of such re-classification) such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07 and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or the paragraph (a) of this Section 4.07.
     (e) The Company and the Guarantors will not directly or indirectly make any Investment in
     (A) LightSquared; provided that the Company and any Guarantor may acquire Equity Interests in LightSquared (which Equity Interests in LightSquared shall be pledged as Collateral) (i) solely in exchange for

Qualified Equity Interests of the Company or solely as a contribution to the common equity of the Company; or (ii) if after giving effect to the Investment, the Cash Collateral Coverage Ratio would be at least 2.0 to 1.0; or
     (B) any Persons, the Equity Interests of which constitute Excluded Property of a type described in clause (iii) of the definition thereof; provided that the Company may make Investments in such Persons in an aggregate amount under this clause (B) not to exceed $15,000,000.
     In the case of clause (B), such restriction shall no longer apply (and Investments made in such Person shall no longer count against the amount set forth in the proviso) if the Equity Interests of such Person cease to constitute Excluded Property and are pledged as Collateral.
     Section 4.08. Limitation on Liens. Neither the Company nor any Guarantor will, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens or, in the case of the Collateral, other than Permitted Collateral Liens) upon any of their property or assets, now owned or hereafter acquired.
     Section 4.09. Limitation on Sale and Leaseback Transactions. Neither the Company nor any Guarantor will enter into any Sale and Leaseback Transaction with respect to any property or asset unless the Company or such Guarantor would be entitled to
     (1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.06, and
     (2) create a Lien on such property or asset securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.08, in which case, the corresponding Debt and Lien will be deemed Incurred pursuant to those provisions.
     Section 4.10. Limitation on Dividend and other Payment Restrictions Affecting Subsidiaries. (a) Except as provided in paragraph (b), the Company will not, and, to the extent within the Company’s control, will not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary to:
     (1) pay dividends or make any other distributions on any Equity Interests of the Subsidiary owned by the Company or any other Subsidiary,

     (2) pay any Debt or other obligation owed to the Company or any other Subsidiary,
     (3) make loans or advances to the Company or any other Subsidiary, or
     (4) transfer any of its property or assets to the Company or any other Subsidiary.
     (b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions
     (1) existing on the Issue Date, in the Indenture or in any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;
     (2) existing under or by reason of applicable law, rule regulation or order;
     (3) existing with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Subsidiary, which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person (other than Subsidiaries of such Person) and (ii) do not materially adversely affect the ability to make interest, principal and redemption payments on the Notes and any extensions, renewals, replacements, or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;
     (4) of the type described in clause (a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (ii) by virtue of any Lien on, or agreement to transfer, option or similar right (including any asset sale or stock sale agreement) with respect to any property or assets of, the Company or any Subsidiary;
     (5) with respect to a Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Subsidiary that is permitted by Section 4.12;
     (6) contained in the terms governing any Debt of any Subsidiary if the encumbrances or restrictions are ordinary and customary for a financing of that type;
     (7) required pursuant to the Indenture;
     (8) existing pursuant to customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;
     (9) consisting of restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;
     (10) existing pursuant to purchase money and capital lease obligations for property acquired in the ordinary course of business; and
     (11) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely of the property or assets of the Company or such Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Subsidiary or the assets or property of any other Subsidiary.
For purposes of determining compliance with this Section 4.10, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock or other Preferred Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (ii) the subordination of loans or advances made to the Company or any Subsidiary to other Debt Incurred by the Company or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
     Section 4.11. Repurchase of Notes Upon a Change of Control. (a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or a higher multiple of $1,000) of that Holder’s Notes pursuant to an Offer to Purchase (the “Change of

Control Offer”). In such Change of Control Offer, the Company will offer a payment (such payment, a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.
     (b) Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by Section 3.05 and described in such notice.
     (c) On or before the Change of Control Payment Date, the Company will, to the extent lawful:
     (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and
     (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
     (d) The Paying Agent will promptly mail or wire transfer to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that such new Note will be in a principal amount of $2,000 or a higher integral multiple of $1,000.
     (e) This Section 4.11 shall be applicable regardless of whether any other Sections of this Indenture are applicable.
     (f) The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture as described under Section 3.01, unless and until there is a default in payment of the applicable redemption price.

     (g) A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
     (h) The Company’s obligations to make a Change of Control Offer may be waived or modified with the written consent of Holders of a majority in principal amount of outstanding Notes.
     Section 4.12. Limitation on Asset Sales. Neither the Company nor any Guarantor will make any Asset Sale unless the following conditions are met:
     (1) The Asset Sale is for fair market value, as determined in good faith by the Board of Directors.
     (2) At least 75% of the consideration consists of Cash Equivalents received at closing or Replacement Assets (provided such Replacement Assets or Equity Interests of any direct Subsidiary that directly or indirectly owns such Replacement Assets are pledged as Collateral pursuant to the Security Documents). For purposes of this clause (2):
     (A) the assumption by the purchaser of Debt or other obligations (other than Subordinated Debt) of the Company or a Guarantor pursuant to a customary novation agreement,
     (B) instruments or securities received from the purchaser that are promptly, but in any event within 120 days of the closing, converted by the Company to Cash Equivalents, to the extent of the Cash Equivalents actually so received, and
     (C) any Designated Non-cash Consideration received by the Company or any Guarantor in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed $10,000,000 at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) (provided such assets or Equity Interests of any direct Subsidiary that directly or indirectly owns such assets are pledged as Collateral pursuant to the Security Documents)
shall be considered Cash Equivalents received at closing.

     (3) Within 420 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used
     (A) to acquire all or substantially all of the assets of an operating business, a majority of the Voting Stock of another Person that thereupon becomes a Subsidiary engaged in an operating business or to make other Investments in Persons other than Permitted Holders in the ordinary course of business (collectively, “Replacement Assets”), or
     (B) to make a capital contribution to a Subsidiary, the proceeds of which are used by such Subsidiary to purchase an operating business, to make capital expenditures or otherwise acquire long-term assets that are to be used in an operating business (which assets or Voting Stock shall be pledged as Collateral) or to make other Investments in Persons other than Permitted Holders in the ordinary course of business.
     Following the entering into of a binding agreement with respect to an Asset Sale and prior to the consummation thereof, Cash Equivalents (whether or not actual Net Cash Proceeds of such Asset Sale) used for the purposes described in this clause (3) that are designated as uses in accordance with this clause (3), and not previously or subsequently so designated in respect of any other Asset Sale, shall be deemed to be Net Cash Proceeds applied in accordance with this clause (3).
     (4) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) within 420 days of the Asset Sale constitute “Excess Proceeds”. Excess Proceeds of less than $2,000,000 will be carried forward and accumulated; provided that until the aggregate amount of Excess Proceeds equals or exceeds $20,000,000, all or any portion of such Excess Proceeds may be used or invested in the manner described in clause (3) above and such invested amount shall no longer be considered Excess Proceeds. When accumulated Excess Proceeds equals or exceeds such amount, the Company must, within 30 days, make an Offer to Purchase Notes having a principal amount equal to
     (A) accumulated Excess Proceeds, multiplied by
     (B) a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all Pari-Passu Obligations secured by Liens on the Collateral and owed to anyone other than the Company, a Subsidiary of the Company or any Permitted Holder similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, by lot or any other method that the Trustee in its sole discretion deems fair and appropriate with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased. The purchase price for the Notes will be 100% of the principal amount plus accrued interest to the date of purchase. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the Indenture.
     Section 4.13. Limitation on Transactions with Affiliates. (a) The Company will not, and, to the extent within the Company’s control, will not permit any Subsidiary of the Company to, directly or indirectly, enter into, renew or extend any transaction or arrangement (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Subsidiary of the Company (a “Related Party Transaction”), involving payments or consideration in excess of $1,000,000 except upon fair and reasonable terms that taken as a whole are no less favorable to the Company or the Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.
     (b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $5,000,000 must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution delivered to the Trustee. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $15,000,000, the Company must in addition obtain and deliver to the Trustee a favorable written opinion from a nationally recognized investment banking, appraisal or accounting firm as to the fairness of the transaction to the Company and its Subsidiaries from a financial point of view.
     (c) The foregoing paragraphs do not apply to
     (1) any transaction between the Company and any of its Subsidiaries or between Subsidiaries of the Company;
     (2) the payment of reasonable and customary regular fees and compensation to, and reasonable and customary indemnification arrangements and similar payments on behalf of, directors of the Company who are not employees of the Company;

     (3) any Restricted Payments if permitted under Section 4.07;
     (4) transactions or payments, including the award of securities, pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business, or approved by the Company’s Board of Directors;
     (5) transactions pursuant to any contract or agreement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the terms of the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and its Subsidiaries than those in effect on the date hereof;
     (6) the entering into of a customary agreement providing registration rights to the direct or indirect stockholders of the Company and the performance of such agreements;
     (7) the issuance of Equity Interests (other than Disqualified Equity Interests) of the Company to any Person or any transaction with an Affiliate where the only consideration paid by the Company or any Subsidiary is Equity Interests (other than Disqualified Equity Interests) of the Company or any contribution to the capital of the Company;
     (8) the entering into of any tax sharing agreement or arrangement or any other transactions undertaken in good faith for the sole purpose of improving the tax efficiency of the Company and its Subsidiaries;
     (9) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, (B) transactions with joint ventures entered into in ordinary course of business and consistent with past practice or industry norm or (C) any management services or support agreement entered into on terms consistent with past practice and approved by a majority of the Company’s Board of Directors (including a majority of the disinterested directors) in good faith;
     (10) transactions permitted by, and complying with, the provisions of Section 5.01, or any merger, consolidation or reorganization of the Company with an Affiliate, solely for the purposes of reincorporating the Company in a new jurisdiction;
     (11) (a) transactions between the Company or any of its Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Company; provided that such director abstains from voting as a director of the Company on any matter involving such other Person or (b) transactions entered into with any of the Company’s or its Subsidiaries or Affiliates for shared services, facilities and/or employee arrangements entered into on commercially reasonable terms (as determined in good faith by the Company);
     (12) Investments permitted pursuant to Section 4.07(11) on commercially reasonable terms (as determined in good faith by the Company);
     (13) payments by the Company or any Subsidiary to any Affiliate for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are on arms’-length terms and are approved by a majority of the members of the Company’s Board of Directors (including a majority of the disinterested directors) in good faith;
     (14) any transaction pursuant to which any Permitted Holder provides the Company and/or its Subsidiaries, at cost, with services, including services to be purchased from third-party providers, such as legal and accounting, tax, consulting, financial advisory, corporate governance, insurance coverage and other services, which transaction is approved by a majority of the members of the Company’s Board of Directors (including a majority of the disinterested directors) in good faith;
     (15) the contribution of Equity Interests of Spectrum to the Company or any Subsidiary by a Permitted Holder; and
     (16) the entering into of customary investment management contracts between a Permitted Holder and any Subsidiary of the Company that, in the ordinary course of its business, makes Investments in private collective investment vehicles (including private collective investment vehicles other than those owned by Permitted Holders), which investment management contacts are entered into on commercially reasonable terms and approved by a majority of the members of the Company’s Board of Directors (including a majority of the disinterested directors) in good faith.
     Section 4.14. Financial Reports. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and Noteholders with, or electronically file with the Commission, within the time periods specified in those sections
     (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and
     (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
     In addition, whether or not required by the Commission, the Company will, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations. In addition, the Company will make the information and reports available to securities analysts and prospective investors upon request.
     (b) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (c) All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.
     (d) Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 4.15. Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial, operating or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.
     (b) The Company will deliver to the Trustee, as soon as reasonably possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

     (c) The Company will notify the Trustee in writing when any Notes are listed on any national securities exchange and of any delisting.
     Section 4.16. No Investment Company Registration. Neither the Company nor any Guarantor will register, or be required to register, as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     Section 4.17. Maintenance of Liquidity. From the Issue Date and until the second semi-annual interest payment on the Original Notes is made, the Company and the Guarantors shall maintain an amount in Cash Equivalents that is subject to no Liens (other than Liens under the Security Documents) in an amount equal to the Company’s obligations to pay interest on the Notes and all other Debt of the Company and the Guarantors for the next twelve months. Thereafter, the Company and the Guarantors shall maintain an amount in Cash Equivalents that is subject to no Liens (other than Liens under the Security Documents) in an amount equal to the Company’s obligations to pay interest on the Notes and all other Debt of the Company and the Guarantors for the next six months. In the case any such Debt bears interest at a floating rate, the Company may assume that the reference interest rate in effect on the applicable date of determination will be in effect for the remainder of such period.
     Section 4.18. Maintenance of Collateral Coverage. (a) As of (i) the last day of each fiscal year and (ii) the last day of the second fiscal quarter of the Company, the Company shall not permit the Collateral Coverage Ratio to be less than 2.0 to 1.0; provided that, beginning at the time that the outstanding principal amount of Pari-Passu Obligations (including the principal amount of the Notes) equals or exceeds $400,000,000 and for so long as such amount equals or exceeds $400,000,000, the Company shall not permit the Collateral Coverage Ratio to be less than 2.5 to 1.0 as of such dates.
     (b) As of the last day of each fiscal quarter of the Company, the Company shall not permit the Liquid Collateral Coverage Ratio to be less than 1.25 to 1.0.
     (c) From and after the date, if any, that the Company or any Guarantor makes any Investment in LightSquared pursuant to Section 4.07(e)(A)(ii) and so long as such Investment is still outstanding, the Company and the Guarantors shall not permit the Cash Collateral Coverage Ratio to be less than 2.0 to 1.0 at any time.
     Section 4.19. Impairment of Security Interest; Further Assurances. (a) Neither the Company nor any Guarantor will take any action, or knowingly omit to take any action, which action or omission could reasonably be expected to have the result of materially impairing the perfection or priority of security interest with respect to the Collateral for the benefit of the Trustee and the Holders of Notes.
     (b) Following the Completion Date, the Company and each Guarantor will make, execute, endorse, acknowledge, file, record, register and/or deliver such agreements, documents, instruments, and further assurances (including, without limitation, Uniform Commercial Code financing statements, mortgages, deeds of trust, schedules, confirmatory assignments, conveyances, transfer endorsements, certificates, real property surveys, reports, landlord waivers, bailee agreements and control agreements), and take such other actions, as may be required under applicable law or as necessary to cause the Collateral Requirement to be and remain satisfied and otherwise to create, perfect, preserve or protect the security interest in the Collateral of the secured parties under the Security Documents, all at the Company’s expense.
     Section 4.20. Guaranties by Subsidiaries. If and for so long as any Subsidiary, directly or indirectly, Guarantees any Debt of the Company (other than the Notes), such Subsidiary shall provide a Note Guaranty. A Subsidiary required to provide a Note Guaranty shall execute a supplemental indenture substantially in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Subsidiary and constitutes a valid and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms (subject to customary exceptions).
ARTICLE 5
Consolidation, Merger or Sale of Assets
     Section 5.01. Consolidation, Merger or Sale of Assets by the Company; No Lease of All or Substantially All Assets. (a) The Company will not
     (i) consolidate with or merge with or into any Person, or
     (ii) sell, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or
     (iii) permit any Person to merge with or into the Company unless
     (1) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Notes and the Registration Rights Agreement;
     (2) immediately after giving effect to the transaction, no Default has occurred and is continuing;
     (3) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting, surviving or transferee Person would be in compliance with the covenants under Section 4.17 and Section 4.18 (calculated as if the date of the transaction was a date on which such covenant is required to be tested under Section 4.18); and
     (4) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture;
provided that clauses (2) and (3) do not apply (i) to the consolidation or merger of the Company with or into a Wholly Owned Subsidiary or the consolidation or merger of a Wholly Owned Subsidiary with or into the Company or (ii) if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company.
     (b) The Company shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.
     (c) The foregoing shall not apply to (i) any transfer of assets by the Company to any Guarantor, (ii) any transfer of assets among Guarantors or (iii) any transfer of assets by a Subsidiary of the Company that is not a Guarantor to (x) another Subsidiary of the Company that is not a Guarantor or (y) the Company or any Guarantor.
     (d) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company in the Indenture. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets the Company will be released from its obligations under the Indenture and the Notes.

     Section 5.02. Consolidation, Merger or Sale of Assets by a Guarantor. (a) No Guarantor may
     (i) consolidate with or merge with or into any Person,
     (ii) sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or
     (iii) permit any Person to merge with or into the Guarantor unless
     (A) the other Person is the Company or any Subsidiary of the Company that is a Guarantor or becomes a Guarantor concurrently with the transaction; or
     (B) (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Guarantor under its Note Guaranty; and
     (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or
     (C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Subsidiary of the Company) otherwise permitted by the Indenture.
ARTICLE 6
Default and Remedies
     Section 6.01. Events of Default.An “Event of Default” occurs if
     (1) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);
     (2) the Company defaults in the payment of interest (including any Additional Interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

     (3) the Company fails to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.11 or Section 4.12, or the Company or any Guarantor fails to comply with Article 5;
     (4) the Company defaults in the performance of or breaches the covenants under Section 4.17 or Section 4.18 and such default or breach is not cured within (i) 45 days after the date of default under Section 4.18(a) or (ii) 15 days after the date of any default under Section 4.17, Section 4.18(b) or Section 4.18(c) (it being understood that the date of default in the case of covenants tested at the end of a fiscal period is the last day of such fiscal period);
     (5) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;
     (6) the failure by the Company or any Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or the acceleration of any such Debt by the holders thereof because of a default, in each case, if the total amount of such Debt unpaid or accelerated exceeds $25,000,000;
     (7) one or more final judgments or orders for the payment of money in the aggregate for all such Persons are rendered against the Company or any of its Significant Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25,000,000 (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;
     (7) an involuntary case or other proceeding is commenced against the Company or any Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;
     (8) the Company or any of its Significant Subsidiaries (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (7) or (8) a “bankruptcy default”);
     (9) any Note Guaranty of a Significant Subsidiary ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Note Guaranty; or
     (10) (a) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any portion of the Collateral (with a Fair Market Value in excess of $25,000,000) intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by this Indenture or the Security Documents), (b) any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect (except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture) or (c) the enforceability of the Liens created by the Security Documents shall be contested by the Company or any Guarantor that is a Significant Subsidiary.
     Section 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the written request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     (b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if
     (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

     (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.
     Section 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
     In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(6) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(6) shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
     Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.
     Section 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

     (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;
     (2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;
     (3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.
     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.
     Section 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.
     Section 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article (including any distributions upon the exercise of remedies under the Security Documents), it shall pay out the money in the following order:
     First: to the Trustee for all amounts due to it hereunder;
     Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and
     Third: to the Company or as a court of competent jurisdiction may direct.
     The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.
     Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.
     Section 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.
     Section 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.
     Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 6.15. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
The Trustee
     Section 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

     (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.
     Section 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):
     (1) In the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.
     (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 13.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in conclusive reliance on the certificate or opinion.
     (3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.
     (4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     (5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.
     (6) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance thereon.
     (7) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.
     (8) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     (9) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (10) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
     Section 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

     (a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and
     (b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.
     Section 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.
     Section 7.05. Notice of Default. If any Default occurs and is continuing and is actually known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).
     Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2011, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).
     Section 7.07. Compensation And Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

     (b) The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder, or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes. The Trustee shall promptly notify the Company of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents subject to the claim may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel if the Trustee concludes, upon advice of counsel, that there exists a conflict of interest between the Company and the Trustee and its agents subject to the claim in connection with such defense. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through the Trustee’s negligence, bad faith or willful misconduct.
     (c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.
     Section 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by providing 30 days prior written notice to the Company.
     (2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.
     (3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
     (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.
     (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.
     (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.
     (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).
     Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.
     Section 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

     Section 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.
ARTICLE 8
Defeasance and Discharge
     Section 8.01. Discharge of Company’s Obligations. (a) Subject to paragraph (b), the Company’s obligations under the Notes and the Indenture, and each Guarantor’s obligations under its Note Guaranty, will terminate if:
     (1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or
     (2) (A) the Notes mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,
          (B) the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized valuation firm or firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,
          (C) no Default has occurred and is continuing on the date of the deposit,
          (D) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and
          (E) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.
     (b) After satisfying the conditions in clause (1), only the Company’s obligations under Section 7.07 will survive. After satisfying the conditions in clause (2), only the Company’s obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture other than the surviving obligations.
     Section 8.02. Legal Defeasance. Following the deposit referred to in clause (1), the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guaranty will terminate, provided the following conditions have been satisfied:
     (1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.
     (2) No Default has occurred and is continuing on the date of the deposit.
     (3) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.
     (4) The Company has delivered to the Trustee
     (A) either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x), and

     (B) an Opinion of Counsel to the effect that the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions).
     (5) If the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.
     (6) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.
     Prior to the deposit referred to in clause (1), none of the Company’s obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and the Indenture except for the surviving obligations specified above.
     Section 8.03. Covenant Defeasance. Following the deposit referred to in clause (1), the Company’s obligations set forth in Sections 4.04 through 4.20, and clause (3) of Section 5.01(a)(iii), and each Guarantor’s obligations under its Note Guaranty, will terminate, the Company and the Guarantors will be released from their obligations under the Security Documents and clauses (3), (4), (5), (6), (7), (8) (with respect to Significant Subsidiaries only), (9) and (10) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:
     (1) The Company has complied with clauses (1), (2), (3), 4(B), (5) and (6) of Section 8.02; and
     (2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.
     Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.
     Section 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and the

Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.
     Section 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon written request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon written request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee shall at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment as unsecured creditors, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.
     Section 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.
ARTICLE 9
Amendments, Supplements and Waivers
     Section 9.01. Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement the Indenture or the Notes (and the Company, the Trustee or the Collateral Agent may amend of supplement the Security Documents) without notice to or the consent of any Noteholder
     (1) to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;
     (2) to comply with Article 5;

     (3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;
     (4) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;
     (5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;
     (6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;
     (7) to provide for or confirm the issuance of Additional Notes;
     (8) to make any other change that does not materially and adversely affect the rights of any Holder;
     (9) to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Circular, as certified by an Officers’ Certificate; or
     (10) to evidence the issuance of any Pari-Passu Obligations and secure such obligations with Liens on the Collateral.
     In addition, the Company, the Collateral Agent and the Trustee may amend the Security Documents or execute or deliver such agreements, instruments or other documents (including the Spectrum Registration Rights Agreement, the Spectrum Stockholder Agreement and any other agreement with respect to equityholders’ rights to which the Company or any Guarantor is a party) to permit, or in connection with, the accession of or succession of any parties to the Security and Pledge Agreement or the Collateral Trust Agreement or this Indenture to the extent necessary to effect the pledge of the related equity interests (including in respect of any incurrence of Pari-Passu Obligations).
     Section 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes. In addition, the Trustee is authorized to permit the Collateral Agent to amend any Security Document with the written consent of the Holders of a majority in principal amount of the outstanding Notes.
     (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not
     (1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note,
     (2) reduce the rate of or change the Stated Maturity of any interest payment on any Note,
     (3) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed,
     (4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,
     (5) make any Note payable in money other than that stated in the Note,
     (6) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,
     (7) make any change in the percentage of the principal amount of the Notes required for amendments or waivers,
     (8) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the Holders of the Notes, or
     (9) make any change in any Note Guaranty that would adversely affect the Noteholders.
     (c) No amendment, supplement or waiver may release all or substantially all of the Collateral without the consent of Holders of at least 75% in aggregate principal amount of Notes.
     (d) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

     (e) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
     Section 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.
     (b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a certificate of authentication, authenticate new Notes that reflect the amendment, supplement or waiver.
     Section 9.04. Trustee’s Rights and Obligations. The Trustee shall receive, and will be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture and is a legal, valid, and binding obligation enforceable against the Company in accordance with its own terms. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture. The Trustee shall sign any amended or supplemental indenture or Note authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee shall, as authorized by this Article 9, direct the Collateral Agent in writing to execute and deliver (i) the Spectrum Registration Rights Agreement and the Spectrum Stockholder Agreement on the date hereof (and any amendments or supplements thereto hereafter) and (ii) after the date hereof, any agreement with respect to equityholders’ rights to which the Company or any Guarantor is or becomes a party from time to time after execution of this Indenture to the extent necessary to effect the pledge of the related equity interests. In signing any amendment, supplement or waiver or issuing any of the instructions described in the immediately preceding sentence, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.
     Section 9.05. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
ARTICLE 10
Guaranties
     Section 10.01. The Guaranties. Subject to the provisions of this Article, to the fullest extent permitted by applicable law, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.
     Section 10.02. Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, will not be released, discharged or otherwise affected by
     (1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;
     (2) any modification or amendment of or supplement to the Indenture or any Note;
     (3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;
     (4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;
     (5) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or
     (6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.
     Section 10.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.
     Section 10.04. Waiver by the Guarantors. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.
     Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.
     Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.
     Section 10.07. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.
     Section 10.08. Execution and Delivery of Guaranty. The execution by each Guarantor of a supplemental indenture (substantially in the form of Exhibit B) will evidence the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in the Indenture on behalf of each Guarantor.
     Section 10.09. Release of Guaranty. The Note Guaranty of a Guarantor will terminate upon
     (1) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Subsidiary) otherwise permitted by the Indenture,
     (2) a Guarantor ceases to guarantee any Debt of the Company, or
     (3) defeasance or discharge of the Notes, as provided in “Defeasance and Discharge”.
     Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

ARTICLE 11
Security Arrangements
     Section 11.01. Collateral Agent. (a) Upon the Completion Date, Wells Fargo Bank, National Association will be appointed as Collateral Agent for the benefit of the Holders of the Notes and all other Pari-Passu Obligations, and shall initially act as Collateral Agent under the Security Documents. The Trustee is hereby authorized to enter into the Collateral Trust Agreement to evidence such appointment.
     (b) Subject to the terms of the Collateral Trust Agreement, the Collateral Agent will hold (directly or through co-trustees or agents), and will be entitled to enforce on behalf of the Holders of Notes and the holders of all other Pari-Passu Obligations, all Liens on the Collateral.
     (c) All of the rights, protections, benefits, privileges, indemnities and immunities granted to the Trustee hereunder shall inure to the benefit of the Collateral Agent acting hereunder and under the Security Documents.
     (d) The Collateral Agent may resign or may be removed in accordance with the provisions set forth in the Collateral Trust Agreement.
     (e) This Article 11 and the provisions of each Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement.
     Section 11.02. Security. (a) In order to secure the Obligations of the Company under this Indenture and the Notes, the Company will execute and deliver to the Trustee (1) the Escrow Agreement on the Issue Date and (2) on the Completion Date, each Security Document that is intended to be effective upon such date (forms of which are attached as Exhibits J and K hereto) which shall satisfy the applicable Escrow Conditions and in each case will create the Liens intended to be created thereunder, with the priority set forth therein and on the Collateral.
     (b) If (i) any Subsidiary becomes a Guarantor, (ii) the Company or any Guarantor acquires any property (other than Excluded Property) that is not automatically subject to a perfected security interest under the Security Documents, or (iii) any Excluded Property ceases to fit within the definition thereof, the Company or such Guarantor shall notify the Collateral Agent in writing thereof and, in each case at the sole cost and expense of the Company or Guarantor and as soon as reasonably practicable after such entity becomes a Guarantor, such property’s acquisition or it no longer being Excluded Property, as the case may be, execute and deliver to the Collateral Agent such mortgages, security agreement supplements and other documentation (in form and scope, and covering such Collateral on such terms, in each case consistent with the mortgages, security agreements and other security documents in effect on the Completion Date), and take such additional actions (including any of the actions described in Section 4.19(b)), as are reasonably necessary to create and fully perfect (except to the extent perfection is not required thereunder) in favor of the secured parties under the Security Documents a valid and enforceable security interest in (and in the case of real property, mortgage lien on) such Collateral, which shall be free of any other Liens except for Permitted Collateral Liens. Any security interest provided pursuant to this Section 11.02(b) shall be accompanied by such Opinions of Counsel as to the validity and perfection of the Liens on such property to the Company as customarily given by counsel in the relevant jurisdiction, in form and substance customary for such jurisdiction. In addition, the Company shall deliver an Officers’ Certificate to the Collateral Agent certifying that the necessary measures have been taken to perfect the security interest in such property.
     (c) The Company and the Guarantors shall comply with all covenants and agreements contained in the Escrow Agreement and the Security Documents.
     (d) Each Holder, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Indenture and the Security Documents.
     (e) As among the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of differences in time of issuance, sale or otherwise, as security for the Obligations under this Indenture and the Notes.
     (f) To the extent applicable, the Company will be required to comply with Section 313(b) of the Trust Indenture Act, relating to reports, and, unless the Notes are qualified under the Trust Indenture Act, the Company will not be required to comply with Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as Collateral for the Notes, except to the extent required by law. To the extent applicable, any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an officer of the Company except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert. The most recent appraisals required pursuant to the definition of “Fair Market Value” shall be deemed sufficient for such purposes to the maximum extent permitted by law. Notwithstanding anything to the contrary herein, the Company and the Guarantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of outside counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action”

letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.
     Section 11.03. Authorization of Actions to be Taken. (a) The Collateral Agent and the Trustee are authorized and empowered to enter into the Security Documents and to receive on behalf of the Holders of the Notes, any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture. Additionally, the Trustee is authorized and empowered to enter into the Escrow Agreement and to receive on behalf of the Holders of the Notes, any funds collected or distributed under the Escrow Agreement and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture
     (b) Subject to the Collateral Trust Agreement and Article 7, unless inconsistent with applicable law, the Collateral Agent is authorized and empowered to institute and maintain such suits and proceedings as are necessary to protect or enforce the Liens on the Collateral or the other rights under the Security Documents to which the Collateral Agent is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of such Security Documents or this Indenture, and such suits and proceedings as are necessary to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens or other rights under such Security Documents or hereunder or be prejudicial to the interests of Holders or the Collateral Agent.
     Section 11.04. Determinations Relating To Collateral. Except for any consent, approval or action by the Collateral Agent in the ordinary course of the performance of the Collateral Agent’s duties under the Indenture or the Security Documents, in the event (i) the Collateral Agent shall receive any written request from the Company, a Guarantor or the Trustee under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company’s or such Guarantor’s obligations with respect thereto, (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Document any material performance or the delivery of any material instrument or (iii) the Collateral Agent shall become aware of any nonperformance by the Company or a Guarantor of any covenant or any breach of any representation or warranty of the Company or such Guarantor set forth in any Security Document, then, in each such event, the Collateral Agent shall be entitled to hire experts, consultants, agents and attorneys to advise the Collateral Agent on the manner in which the Collateral Agent should respond to such request or render any requested performance or respond to such nonperformance or breach. The Collateral Agent shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Holders of a majority in principal amount of the outstanding Notes.
     Section 11.05. Release of Liens. (a) The Liens on the Collateral securing the Notes may be released pursuant to the Collateral Trust Agreement:
          (i) upon payment in full of principal, interest and all other Obligations on the Notes issued under the Indenture or satisfaction and discharge (in accordance with Article 8) or defeasance (including pursuant to Section 8.03);
          (ii) upon release of a Note Guarantee (with respect to the Liens securing such Note Guarantee granted by such Guarantor);
          (iii) in connection with any disposition of Collateral to any Person other than the Company or any Guarantor (but excluding any transaction subject to Article 5 where the successor will become the Company or a Guarantor) that is permitted by the Indenture (with respect to the Lien on such Collateral); provided that except in the case of any disposition of Cash Equivalents in the ordinary course of business, upon such disposition and after giving effect thereto, no Default shall have occurred and be continuing, and the Company would be in compliance with the covenants under Section 4.17 and Section 4.18 (calculated as if the disposition date was a date on which such covenant is required to be tested under Section 4.18);
          (iv) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions described under Section 9.02, including the release of all or substantially all of the Collateral if approved by Holders of at least 75% of the aggregate principal amount of the Notes; or
          (v) with respect to assets that become Excluded Property.
          Each of the releases described in clauses (i), (ii), (iii) and (v) above may be effected by the Collateral Agent upon receipt of appropriate notice of instruction, to the extent required, without the consent of the Holders or any action on the part of the Trustee.
     (b) Upon delivery to the Collateral Agent of an Officers’ Certificate requesting execution of an instrument confirming the release or subordination of the Liens pursuant to Section 11.05(a), as applicable, accompanied by:
          (1) an Opinion of Counsel confirming such release or subordination is permitted by Section 11.05(a), as applicable;
          (2) all instruments requested by the Company to effectuate or confirm such release or subordination; and

          (3) such other certificates and documents as the Collateral Agent may reasonably request to confirm the matters set forth in Section 11.05(a) or (c), as applicable, the Collateral Agent is hereby authorized to, and shall, if such instruments and confirmation are reasonably satisfactory to the Collateral Agent, promptly execute and deliver such instruments.
          (c) All instruments effectuating or confirming any release of any Liens will have the effect solely of releasing such Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.
          (d) The Company will bear and pay all costs and expenses associated with any release or subordination of Liens pursuant to this Section 11.05, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.
          (e) Any release of Collateral in accordance with the provisions of this Indenture and the Security Documents will not be deemed to impair the security under this Indenture, and any engineer or appraiser may rely on this Section 11.05(e) in delivering a certificate requesting release so long as all other provisions of this Indenture and the Trust Indenture Act with respect to such release have been complied with.
     Section 11.06. Permitted Ordinary Course Activities with Respect to Collateral. (a) So long as no Default or Event of Default under this Indenture would result therefrom (and so long as the activities below otherwise do not violate the provisions set forth in Article 4 or Article 11) and such transaction would not violate the Trust Indenture Act, the Company and the Guarantors may, without any release or consent by the Trustee or the Collateral Agent, conduct ordinary course activities with respect to Collateral, including, without limitation:
     (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents which has become worn out, defective or obsolete or not used or useful in the business;
     (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Collateral Documents;
     (iii) surrendering or modifying any franchise, license or permit subject to the Lien of this Indenture or any of the Collateral Documents which it may own or under which it may be operating;

     (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;
     (v) granting a license of any intellectual property;
     (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business;
     (vii) selling, collecting, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business;
     (viii) making cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Collateral Documents;
     (ix) abandoning any intellectual property which is no longer used or useful in the Company’s business; and
     (x) engage in any other release of any Collateral as to which release any Commission regulation or interpretation (including any no-action letter issued by the Staff of the Commission or exemption order issued by the Commission or pursuant to its delegated authority, whether issued to the Company or any other Person) provides that delivery of such opinions or certificates need not be made.
     (b) The Company and the Guarantors shall not be required to comply with the requirement to deliver certificates pursuant to Section 11.02(f) in respect of the release of Collateral or Liens as described in paragraph (a) of this Section and Section 11.05(a) (to the extent such release may be effected without action on the part of the Trustee); provided that the Company shall deliver to the Collateral Agent, within 30 calendar days following the end of each six-month period beginning on January 1 and July 1 of any year, an Officers’ Certificate to the effect that all releases and withdrawals during the preceding six-month period (or since the Issue Date, in the case of the first such certificate) in which no release or consent of the Trustee or the Collateral Agent was obtained were in the ordinary course of the Company’s and the Guarantors’ business and were not prohibited by this Indenture.
ARTICLE 12
Escrow Arrangements
     Section 12.01. Escrow Account. Notwithstanding anything in this Indenture, on the Issue Date simultaneously with the issuance of the Notes, the Company will, pursuant to the terms of the Escrow Agreement, deposit into an account pledged to the Trustee (the “Escrow Account”) the proceeds of the offering of the Notes, together with an additional amount in cash or in the form of a letter of credit (collectively with any other property from time to time held by the Escrow Agent, the “Escrow Property”), sufficient to redeem the Notes at the Special Redemption Price. Funds held in the Escrow Account shall, pending release to fund the Special Redemption as set forth in Section 3.03 or as a result of the satisfaction of the Escrow Conditions as set forth in Section 12.03 may be invested at the direction of the Company in Cash Equivalents maturing prior to the Date of Determination (as defined below) as more fully set forth in the Escrow Agreement.
     Section 12.02. Special Redemption. If the Escrow Conditions have not been satisfied on or prior to the earlier to occur of (i) the determination by the Board of Directors in its good faith judgment that the Completion Date will not occur by March 31, 2011, or (ii) March 31, 2011 (such earlier date, the “Date of Determination”), the Escrow Agent will, on or before the Business Day immediately prior to the Special Redemption Date, cause the liquidation of all investments of Escrow Property then held by it and cause the release of all of the Escrow Property and the payment to the Holders of the Special Redemption Price pursuant to Section 3.04.
     Section 12.03. Release of Escrow Property. Upon the satisfaction of the Escrow Conditions, the Escrow Property will be released to the Company, in accordance with the terms of the Escrow Agreement, but shall be pledged to secure the Notes pursuant to the Security Documents.
ARTICLE 13
Miscellaneous
     Section 13.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.
     Section 13.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     (b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.
     (2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
     (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.
     (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.
     Section 13.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:
     if to the Company:
Harbinger Group Inc.
450 Park Avenue, 27th Floor, New York, NY 10022
Attention: Francis T. McCarron
Facsimile: (212) 339-5801

     if to the Trustee:
Wells Fargo Bank, National Association
625 Marquette Avenue, 11th Floor
MAC N9311-110
Minneapolis, MN 55470
Attention: Corporate Trust Services
Facsimile: (612) 667-9825
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.
     (c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.
     Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:
     (1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that all such conditions precedent have been complied with.
     Section 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:
     (1) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;
     (3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.
     Section 13.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.
     Section 13.07. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. The Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws, principles thereof. Each of the Company and any Guarantor irrevocably (i) agrees that any legal suit, action or proceeding against the Company or any Guarantor brought by any Holder arising out of or based upon this Indenture may be instituted in any United States federal court or New York State court located in the Borough of Manhattan in The City of New York (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of a New York Court in any such suit, action or proceeding. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 13.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

     Section 13.09. Successors. All agreements of the Company or any Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.
     Section 13.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
     Section 13.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 13.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.
     Section 13.13. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member, stockholder or controlling person of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guaranty, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     Section 13.14. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
     Section 13.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 13.16. Benefits of Indenture. Nothing in this Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors thereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 13.17. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its function.

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

HARBINGER GROUP INC. as Issuer
By:	/s/ Francis T. McCarron
	Name:	Francis T. McCarron
	Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

EXHIBIT A
[FACE OF NOTE]
HARBINGER GROUP INC.
10.625% Senior Secured Note Due 2015
[CUSIP] [CINS] _______________

No.	$_______________
     Harbinger Group Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or its registered assigns, the principal sum of ____________ DOLLARS ($______) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on November 15, 2015.
     [Initial]1 Interest Rate: 10.625% per annum.
     Interest Payment Dates: May 15 and November 15, commencing May 15, 2011.
     Regular Record Dates: May 1 and November 1.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Initial Notes or Initial Additional Notes only.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	HARBINGER GROUP INC.
By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)
     This is one of the 10.625% Senior Secured Notes Due 2015 described in the Indenture referred to in this Note.

Dated:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

[REVERSE SIDE OF NOTE]
HARBINGER GROUP INC.
10.625% Senior Secured Note Due 2015
1. Principal and Interest.
     The Company promises to pay the principal of this Note on November 15, 2015.
     The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 10.625% per annum [(subject to adjustment as provided below)]. 1
     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 1 or November 1 immediately preceding the interest payment date) on each interest payment date, commencing May 15, 2011.
     [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November 15, 2010, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement).]2
     Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note]3 (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].4 Interest will be computed in the basis of a 360-day year of twelve 30-day months.
     The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1.0% in excess of 10.625%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special

[1]	Include only for Initial Note or Initial Additional Note.

[2]	Include only for Initial Note or Initial Additional Note; conform to Registration Rights Agreement.

[3]	Include only for Exchange Note.

[4]	For Additional Notes, should be the date of their original issue.

record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2. Indentures; Security
     This is one of the Notes issued under an Indenture dated as of November 15, 2010 (as amended from time to time, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.
     The Notes are senior secured obligations of the Company, secured by Liens on the Collateral pursuant to the Escrow Agreement, and following the Completion Date, the Security Documents. The Indenture limits the original aggregate principal amount of the Notes to $350,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.
3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.
     This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.
     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture, the Notes and the Security Documents or may be discharged from certain of its obligations under certain provisions of the Indenture.
4. Registered Form; Denominations; Transfer; Exchange.
     The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
5. Defaults and Remedies.
     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.
6. Amendment and Waiver.
     Subject to certain exceptions, the Indenture, the Notes and the Security Documents may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee (and, in the case of the Security Documents, the Collateral Agent) may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.
7. Authentication.
     This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.
8. Governing Law.
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof.
9. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
     The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]
     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]
     In connection with any transfer of this Note occurring prior to ______________, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:
Check One
☐ (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.
☐ (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.
or
☐ (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.
     If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.
Date:

Seller
By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:5

By
To be executed by an executive officer

[5]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
     If you wish to have all of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, check the box: 9
     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:
$____________________.
Date:  ____________
Your Signature:  __________________________
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:1 _____________________________

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES1
The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Principal amount of
			this Global Note	Signature of
	Amount of decrease	Amount of increase	following such	authorized
	in principal amount	in principal amount	decrease (or	signatory of
Date of Exchange	of this Global Note	of this Global Note	increase)	Trustee

[1]	For Global Notes

EXHIBIT B
SUPPLEMENTAL INDENTURE
dated as of __________, ____
among
HARBINGER GROUP INC.,
The Guarantor(s) Party Hereto
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

10.625%
Senior Secured Notes due
2015

     THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of __________, ____, among Harbinger Group Inc., a Delaware corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company and the Trustee entered into the Indenture, dated as of November 15, 2010 (the “Indenture”), relating to the Company’s 10.625% Senior Secured Notes due 2015 (the “Notes”);
     WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause its Subsidiaries to provide Guaranties in certain circumstances.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
     Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
     Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
     Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to applicable conflicts of laws principles thereof.
     Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
     Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HARBINGER GROUP INC., as Issuer
By:
Name:
Title:

[GUARANTOR]
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

EXHIBIT C
RESTRICTED LEGEND
     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER
     (1) REPRESENTS THAT
     (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,
     (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR
     (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND
     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY
     (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,
     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
     (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT,

PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR
     (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT D
DTC LEGEND
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
     [TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.]

EXHIBIT E
Regulation S Certificate
_________, ____
Wells Fargo Bank — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re:	Harbinger Group Inc.
10.625% Senior Secured
Notes due 2015 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of November 15, 2010 relating to the Notes
Ladies and Gentlemen:
          Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.
          [CHECK A OR B AS APPLICABLE.]
☐ A.	This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. We hereby certify as follows:
1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.
☐ B.	This Certificate relates to our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:
1.	At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date: _________________

EXHIBIT F
Rule 144A Certificate
_________, ____
Wells Fargo Bank — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re:	Harbinger Group Inc.
10.625% Senior Secured
Notes due 2015 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of November 15, 2010 relating to the Notes
Ladies and Gentlemen:
          TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.
          This Certificate relates to:
          [CHECK A OR B AS APPLICABLE.]
☐ A.	Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
          We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of _________, 20__, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date: _________________

EXHIBIT G
Institutional Accredited Investor Certificate
Wells Fargo Bank — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re:	Harbinger Group Inc.
10.625% Senior Secured
Notes due 2015 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of November 15, 2010 relating to the Notes
Ladies and Gentlemen:
          This Certificate relates to:
          [CHECK A OR B AS APPLICABLE.]
☐ A.	Our proposed purchase of $____ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
          We hereby confirm that:
1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.
     We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company or any of its Subsidiaries, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.
     Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.
     We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.
     We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.
     We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:

Date: _________________

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
By: _____________________________
Date: ____________________________
Taxpayer ID number: _______________

EXHIBIT H
[COMPLETE FORM I OR FORM II AS APPLICABLE.]
[FORM I]
Certificate of Beneficial Ownership

To: Wells Fargo Bank — DAPS Reorg.
MACN 9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com OR
[Name of DTC Participant]]

Re:	Harbinger Group Inc.
10.625% Senior Secured
Notes due 2015 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of November 15, 2010 relating to the Notes
Ladies and Gentlemen:
          We are the beneficial owner of $____ principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).
          We hereby certify as follows:
          [CHECK A OR B AS APPLICABLE.]
☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
          You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF BENEFICIAL OWNER]
By:
Name:
Title:
Address:

Date: _________________
[FORM II]
Certificate of Beneficial Ownership

To:	Wells Fargo Bank — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com

Re:	Harbinger Group Inc.
10.625% Senior Secured
Notes due 2015 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated
as of November 15, 2010 relating to the Notes
Ladies and Gentlemen:
     This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $____ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
     We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any

Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,
[Name of DTC Participant]
By:
Name:
Title:
Address:

Date: _________________

     EXHIBIT I
THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.
NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE

EXHIBIT J
SECURITY AND PLEDGE AGREEMENT
dated as of
[DATE], 2010
among
HARBINGER GROUP INC.,
THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO
and
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

SCHEDULES:

Schedule 1	Equity Interests in Subsidiaries and Affiliates Owned by Original Grantors

Schedule 2	Other Investment Property Owned by Original Grantors

Schedule 3	Commercial Tort Claims
EXHIBITS:

Exhibit A	Form of Security Agreement Supplement

Exhibit B	Form of Perfection Certificate

Exhibit C	Form of Pari-Passu Joinder Agreement

ii

SECURITY AND PLEDGE AGREEMENT
     This SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of [DATE], 2010 by and among Harbinger Group Inc., a Delaware corporation (with its successors under the Indenture, the “Issuer”, and collectively with any other Person that becomes a Grantor hereunder from time to time pursuant to Section 20, the “Grantors”), in favor of Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”).
     WHEREAS, the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”) have entered into that certain indenture dated as of November 15, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer is issuing $350,000,000 aggregate principal amount of 10.625% Notes due 2015 (the “Notes”);
     WHEREAS, the Issuer, the Collateral Agent and the Trustee are parties to that certain Collateral Trust Agreement dated as of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”);
     WHEREAS, pursuant to the Indenture, each Guarantor from time to time party hereto will unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to the Trustee for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all obligations under the Indenture and the Notes;
     WHEREAS, the Trustee has appointed Wells Fargo Bank, National Association to serve as Collateral Agent under the Collateral Trust Agreement and, in such capacity, to enter into this Agreement;
     WHEREAS, following the date hereof, if not prohibited by the Indenture, the Grantors may incur New Obligations (including Additional Notes (as defined in the Indenture)) which are secured equally and ratably with the Grantors’ obligations in respect of the Notes in accordance with Section 2 of this Agreement;
     WHEREAS, the Issuer and the other Grantors will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture, the Notes and any New Document, and each is, therefore, willing to enter into this Agreement; and

     WHEREAS, to secure the payment and performance of all of its Secured Obligations, each Grantor has agreed (i) to pledge to the Collateral Agent for the benefit of the Secured Parties, a security interest in the Collateral and (ii) to execute and deliver this Agreement;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, each other Grantor and the Collateral Agent hereby agree as follows:
     SECTION 1. Definitions.
     (a) Terms Defined in Indenture. Terms defined in the Indenture and not otherwise defined in subsection (b) or (c) of this Section have, as used herein (including in the preamble and recitals hereto), the respective meanings provided for therein. The rules of construction specified in Section 1.02 of the Indenture also apply to this Agreement.
     (b) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC
Account	9-102
Authenticate	9-102
Certificated Security	8-102
Chattel Paper	9-102
Commercial Tort Claim	9-102
Commodity Account	9-102
Commodity Customer	9-102
Deposit Account	9-102
Document	9-102
Entitlement Holder	8-102
Equipment	9-102
Financial Asset	8-102 & 103
General Intangibles	9-102
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Letter-of-Credit Right	9-102
Record	9-102
Proceeds	9-102
Securities Account	8-501
Securities Intermediary	8-102

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Term	UCC
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligations	9-102
Uncertificated Security	8-102
     (c) Additional Definitions. The following additional terms, as used herein, have the following meanings:
     “Actionable Default” has the meaning assigned to such term in the Collateral Trust Agreement.
     “Available Portion” means, at any time when an Actionable Default exists, such portion of the Collateral (which may be all or any part of the Collateral) with respect to which the Collateral Agent shall have determined, in its reasonable discretion except as limited by mandatory provisions of applicable law, to exercise rights to vote the same or to dispose of the same pursuant to Section 11 or 13 of this Agreement. The Available Portion may be altered by the Collateral Agent from time to time without limitation except as otherwise provided by mandatory provisions of applicable law and shall be evidenced by such business records as the Collateral Agent may maintain to its satisfaction with respect thereto.
     “Agreement” has the meaning assigned to such term in the preamble.
     “Cash Collateral Account” has the meaning assigned to such term in Section 8 hereto.
     “Cash Distributions” means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.
     “Collateral” means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Collateral Documents. When used with respect to a specific Grantor, the term “Collateral” means all its property on which such a Lien is granted or purports to be granted.
     “Collateral Accounts” means the Cash Collateral Accounts, the Controlled Deposit Accounts and the Controlled Securities Accounts.
     “Collateral Agent” has the meaning assigned to such term in the preamble.

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     “Collateral Documents” has the meaning assigned to such term in the Collateral Trust Agreement.
     “Collateral Trust Agreement” has the meaning assigned to such term in the recitals.
     “Control” has the meaning specified in UCC Section 8-106, 9-104, 9-105, 9-106 or 9-107, as may be applicable to the relevant Collateral.
     “Controlled Deposit Account” means a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Collateral Agent is the Depositary Bank’s “customer” (as defined in UCC Section 4-104).
     “Controlled Securities Account” means a Securities Account that (i) is maintained in the name of a Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement.
     “Copyright License” means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence, including any exclusive Copyright license agreement identified in Schedule 1 to any Copyright Security Agreement.
     “Copyrights” means all the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Copyright Security Agreement, (ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
     “Copyright Security Agreement” means a Copyright Security Agreement, in form reasonably satisfactory to the Collateral Agent, executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

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     “Deposit Account Control Agreement” means, with respect to any Deposit Account of any Grantor that is not an Excluded Account, a Deposit Account Control Agreement in form reasonably satisfactory to the Collateral Agent among such Grantor, the Collateral Agent and the relevant Depositary Bank.
     “Depositary Bank” means a bank at which a Controlled Deposit Account is maintained.
     “Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.
     “Excluded Account” has the meaning assigned to such term in the definition of “Excluded Property”.
     “Excluded Property” means, collectively,
     (i) motor vehicles, the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction;
     (ii) voting Equity Interests in any Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 65% of all voting Equity Interests in such Foreign Subsidiary;
     (iii) any interest in a joint venture or non-Wholly Owned Subsidiary to the extent and for so long as the attachments of security interest created hereby herein would violate any joint venture agreement, organizational document, shareholders agreement or equivalent agreement relating to such joint venture or Subsidiary;
     (iv) any rights of Issuer or any Guarantor in any contract or license if under the terms thereof, or any applicable law with respect thereto, the valid grant of a security interest therein to the Collateral Agent is prohibited and such prohibition has not been waived or the consent of the other party to such contract or license has not been obtained or, under applicable law, such prohibition cannot be waived;

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     (v) certain deposit accounts (such deposit accounts being “Excluded Accounts”), the balance of which consists exclusively of (a) withheld income taxes and federal, state, local and foreign employment taxes in such amounts as are required to be paid to the IRS or any other applicable governmental authority and (b) amounts required to be paid over to an employee benefit plan on behalf of or for the benefit of employees of Issuer or any Guarantor;
     (vi) other property that the Collateral Agent may determine from time to time that the cost of obtaining a Lien thereon exceeds the benefits of obtaining such a Lien;
     (vii) any intent-to-use U.S. trademark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application or the mark that is the subject of such application under applicable law;
     (viii) Equity Interests of Zap.Com Corporation until such time as Issuer determines that such Equity Interests should be pledged as Collateral, such determination (which shall be irrevocable) to be made by an officer’s certificate delivered by Issuer to the Collateral Agent; and
     (ix) an amount in Cash Equivalents not to exceed $1,000,000 deposited for the purpose of security leases of office space, furniture or equipment;
provided, however, that “Excluded Property” shall not (i) apply to any contract or license to the extent the applicable prohibition is ineffective or unenforceable under the UCC (including Sections 9-406 through 9-409) or any other applicable law, or (ii) limit, impair or otherwise affect Collateral Agent’s unconditional continuing security interest in and Lien upon any rights or interests of Issuer or such Guarantor in or to moneys due or to become due under any such contract or license (including any Accounts).
     “Existing Transfer Restrictions” means Transfer Restrictions existing with respect to any Pledged Securities (a) by virtue of the fact that the Grantor is an “affiliate”, within the meaning of Rule 144 under the Securities Act, of any issuer thereof, or that any Pledged Securities are “restricted securities” within the meaning of Rule 144 under the Securities Act and (b) under the Spectrum Stockholder Agreement.
     “Foreign Subsidiary” means any Subsidiary which is a “controlled foreign corporation” within the meaning of the Internal Revenue Code of 1986, as amended from time to time.
     “Grantors” has the meaning assigned to such term in the preamble.

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     “Holders” means the holders from time of the Notes (or any Additional Notes).
     “Indenture” has the meaning assigned to such term in the recitals.
     “Issuer” has the meaning assigned to such term in the preamble.
     “Intellectual Property” means all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
     “Intellectual Property Filing” means (i) with respect to any Patent, Patent License recorded with the U.S. Patent and Trademark Office, Trademark or Trademark License recorded with the U.S. Patent and Trademark Office, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any Copyright or exclusive Copyright License, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Collateral Agent in such Recordable Intellectual Property.
     “Intellectual Property Security Agreement” means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.
     “Issuer Control Agreement” means an Issuer Control Agreement in form reasonably satisfactory to the Collateral Agent (with any changes that the Collateral Agent shall have approved).
     “License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.
     “Majority Holders” has the meaning assigned to such term in the Collateral Trust Agreement.

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     “Mortgage” means a mortgage or deed of trust in form satisfactory to the Collateral Agent in each case creating a Lien on real property in favor of the Collateral Agent (or a sub-agent appointed pursuant to Section 18(b)) for the benefit of the Secured Parties and with such changes in the form thereof as the Collateral Agent shall request for the purpose of conforming to local practice for similar instruments in the jurisdiction where such real property is located.
     “New Document” has the meaning assigned to such term in the Collateral Trust Agreement.
     “New Obligations” has the meaning assigned to such term in the Collateral Trust Agreement.
     “New Representative” has the meaning assigned to such term in the Collateral Trust Agreement.
     “Notes” has the meaning assigned to such term in the recitals.
     “Original Grantor” means any Grantor that grants a Lien on any of its assets hereunder on the date hereof.
     “own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.
     “Pari-Passu Joinder Agreement” means an agreement substantially in the form of Exhibit C.
     “Patent License” means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including any exclusive Patent license agreement recorded with the U.S. Patent and Trademark Office identified in Schedule 1 to any Patent Security Agreement.
     “Patents” means (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in

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part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
     “Patent Security Agreement” means a Patent Security Agreement, in form reasonably satisfactory to the Collateral Agent, executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.
     “Perfection Certificate” means, with respect to any Grantor, a certificate substantially in the form of Exhibit B (with any changes that the Collateral Agent shall have approved), completed and supplemented with the schedules contemplated thereby, and signed by an officer of such Grantor.
     “Personal Property Collateral” means all property included in the Collateral except Real Property Collateral.
     “Pledged”, when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time.
     “Post-Petition Interest” has the meaning assigned to such term in the Collateral Trust Agreement.
     “Real Property Collateral” means all real property (excluding leasehold interests in real property) included in the Collateral.
     “Recordable Intellectual Property” means (i) any Patent registered with the United States Patent and Trademark Office, and any Patent License recorded in the U.S. with respect to a Patent so registered, (ii) any Trademark registered with the United States Patent and Trademark Office, and any Trademark License recorded with the U.S. Patent and Trademark Office with respect to a Trademark so registered, (iii) any Copyright registered with the United States Copyright Office and any exclusive Copyright License with respect to a Copyright so registered, and all rights in or under any of the foregoing.
     “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Issue Date between the Issuer and the Initial Purchaser.
     “Rule 144” has the meaning specified in Section 3(c)(iii).
     “Rule 145” has the meaning specified in Section 3(c)(iii).

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     “Rule 144/145 Securities” has the meaning specified in Section 3(c)(iii).
     “Secured Document” has the meaning assigned to the term “Document” as defined in the Collateral Trust Agreement.
     “Secured Guarantee” means, with respect to each Guarantor, its guarantee of the Secured Obligations.
     “Secured Obligations” means any and all “Obligations” as such term is defined in the Collateral Trust Agreement.
     “Secured Parties” has the meaning assigned to such term in the Collateral Trust Agreement.
     “Securities Account Control Agreement” means, when used with respect to a Securities Account, a Securities Account Control Agreement in form reasonably satisfactory to the Collateral Agent (with any changes that the Collateral Agent shall have approved) among the relevant Securities Intermediary, the relevant Grantor and the Collateral Agent.
     “Security Agreement Supplement” means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Grantor as a party hereto pursuant to Section 20 and/or adding additional property to the Collateral.
     “Spectrum” means Spectrum Brands Holdings, Inc.
     “Spectrum Registration Rights Agreement” has the meaning assigned to such term in the Collateral Trust Agreement.
     “Spectrum Stockholder Agreement” has the meaning assigned to such term in the Collateral Trust Agreement.
     “Trademark License” means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use any Trademark, including any agreement recorded with the U.S. Patent and Trademark Office identified in Schedule 1 to any Trademark Security Agreement.
     “Trademarks” means: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the

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rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.
     “Trademark Security Agreement” means a Trademark Security Agreement, in form reasonably satisfactory to the Collateral Agent (with any changes that the Collateral Agent shall have approved), executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.
     “Transaction Liens” means the Liens granted by the Grantors under the Collateral Documents.
     “Transfer Restriction” means, with respect to any Pledged Securities, any condition to or restriction on the ability of the owner thereof to sell, assign or otherwise transfer such Pledged Securities or enforce the provisions thereof or of any document related thereto whether set forth in the any Pledged Security itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement for such Pledged Security be consented to or approved by any Person (including, without limitation, by the issuer thereof or any other obligor thereon or pursuant to any trust or similar agreement or arrangement), (ii) any limitations on the type or status, financial or otherwise, of any purchaser, Collateral Agent, assignee or transferee of such Pledged Security, (iii) any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of collateral and (iv) any registration or qualification requirement or prospectus delivery requirement for such item of collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such security being a “restricted security” or any of the Grantors being an “affiliate” of the issuer of such security, as such terms are defined in Rule 144 under the Securities Act, or as a result of the sale of such security being subject to paragraph (c) of Rule 145 under the Securities Act).

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     “Trustee” has the meaning assigned to such term in the recitals.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     SECTION 2. Grant of Transaction Liens.
     (a) The Issuer, in order to secure the Secured Obligations, and each other Grantor listed on the signature pages hereof, in order to secure its Secured Guarantee, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Issuer or such other Grantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:
     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) all cash and Deposit Accounts;
     (iv) all Documents;
     (v) all Equipment;
     (vi) all General Intangibles (including, without limitation, (w) any Equity Interests in other Persons that do not constitute Investment Property, (x) any Intellectual Property and (y) any rights under contracts (including the Spectrum Registration Rights Agreement) that the Issuer has with Spectrum);
     (vii) all Instruments;
     (viii) all Inventory;
     (ix) all Investment Property (including, without limitation, all Equity Interests in Spectrum);
     (x) the Commercial Tort Claims described in Schedule 3;

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     (xi) all Letter-of-Credit Rights;
     (xii) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Grantor pertaining to any of its Collateral;
     (xiii) such Grantor’s ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other money in the possession of the Collateral Agent; and
     (xiv) all Proceeds of the Collateral described in the foregoing clauses (i) through (xi);
provided that the Excluded Property shall be excluded from the foregoing security interests.
     (b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.
     (c) The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.
     SECTION 3. General Representations and Warranties. Each Grantor represents and warrants that, as of the date hereof:
     (a) Such Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.
     (b) With respect to each Original Grantor, Schedule 1 lists all Equity Interests in Subsidiaries and Affiliates owned by such Grantor as of the date hereof. Such Grantor holds all such Equity Interests directly (i.e., not through a Subsidiary, a Securities Intermediary or any other Person).
     (c) (i) With respect to each Original Grantor, (A) Part 1 of Schedule 2 lists, as of the date hereof, all Securities owned by such Grantor (except Securities evidencing Equity Interests in Subsidiaries and Affiliates) and (B) Part 2 of

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Schedule 2 lists, as of the date hereof, all Securities Accounts to which Financial Assets are credited in respect of which such Grantor owns Security Entitlements.
     (ii) Except for the Existing Transfer Restrictions, the Collateral is not subject to any Transfer Restriction, and the Grantor will not cause or suffer to exist any Transfer Restriction other than the Existing Transfer Restrictions with respect to any of the Collateral.
     (iii) The Equity Interests listed on Part 3 of Schedule 2 hereto (the “Rule 144/145 Securities”) are or may be deemed restricted or control securities (as indicated on Part 3 of Schedule 2) for purposes of Rule 144 under the Securities Act (“Rule 144”) promulgated by the Securities and Exchange Commission. The Grantor has indicated on Part 3 of Schedule whether the securities are or are not subject to any restrictions pursuant to Rule 145 under the Securities Act (“Rule 145”).
     (iv) The Grantor has held such Rule 144/145 Securities and borne the full economic risk thereof from or prior to the date(s) indicated on Part 3 of Schedule 2.
     (v) The Grantor will cooperate fully with the Collateral Agent with respect to any sale by the Collateral Agent of any of the Rule 144/145 Securities, including full and complete compliance with all requirements of Rule 144 and/or Rule 145 and will give to the Collateral Agent all information and will do all things necessary, including the execution of all documents, forms, instruments and other items, to comply with Rule 144 and/or Rule 145 for the complete and unrestricted sale and/or transfer of the Rule 144/145 Securities and will exercise its commercially reasonable efforts to have the issuer of any Rule 144/145 Securities, upon the request of the Collateral Agent at the written direction of the Majority Holders, take all such action as may be required to satisfy the public information requirements of Rule 144(c).
     (vi) The Grantor will use its commercially reasonable efforts, upon the Collateral Agent’s written request, to obtain and publish all information necessary to satisfy Rule 144 and/or Rule 145 in the event any issuer of the Rule 144/145 Securities is not current in its filings under the Securities Exchange Act of 1934 at the time of a foreclosure sale by the Collateral Agent.
     (d) Grantor owns no Commodity Account in respect of which such Grantor is the Commodity Customer.

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     (e) All Pledged Equity Interests owned by such Grantor are owned by it free and clear of any Lien other than the Permitted Collateral Liens. All shares of capital stock included in such Pledged Equity Interests (including shares of capital stock in respect of which such Grantor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person. Such Grantor is not and will not become a party to or otherwise bound by any agreement (except the Secured Documents) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.
     (f) Such Grantor has good and marketable title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any Lien other than Permitted Collateral Liens.
     (g) Such Grantor has not performed any acts that might prevent the Collateral Agent from enforcing any of the provisions of the Collateral Documents or that would in any material respect limit the Collateral Agent in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Collateral Liens. After the date hereof, no Collateral owned by such Grantor will be in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than a Permitted Collateral Lien.
     (h) The Transaction Liens on all Personal Property Collateral owned by such Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the date hereof (or, if such Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations or such Grantor’s Secured Guarantee, as the case may be.
     (i) When the relevant Mortgages have been duly executed and delivered, the Transaction Liens on all Real Property Collateral owned by such Grantor as of the date hereof will have been validly created and will secure all the Secured Obligations or such Grantor’s Secured Guarantee, as the case may be. When such Mortgages have been duly recorded, such Transaction Liens will rank prior to all other Liens (except Permitted Collateral Liens) on such Real Property Collateral.
     (j) Such Grantor has delivered a Perfection Certificate to the Collateral Agent. With respect to each Original Grantor, information set forth therein is

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correct and complete as of the date hereof. Within 60 days after the date hereof, such Original Grantor will furnish to the Collateral Agent a file search report from each UCC filing office listed in its Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on its Collateral.
     (k) When UCC financing statements describing the Collateral as “all personal property” have been filed in the offices specified in such Perfection Certificate, the Transaction Liens will constitute perfected security interests in the Personal Property Collateral owned by such Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Collateral Liens. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Grantor’s Recordable Intellectual Property (including any future filings required pursuant to Sections 4(a) and 5(a)), the Transaction Liens will constitute perfected security interests in all right, title and interest of such Grantor in its Recordable Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein except Permitted Collateral Liens. Except for (i) the filing of such UCC financing statements, (ii) such Intellectual Property Filings and (iii) the due recordation of the Mortgages, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Collateral Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or for the enforcement of the Transaction Liens.
     (l) Such Grantor has taken, and will continue to take, all actions necessary under the UCC to perfect its interest in any Accounts or Chattel Paper purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.
     (m) Such Grantor’s Collateral is insured as required by the Indenture.
     (n) To the best of such Grantor’s knowledge, all of such Grantor’s Inventory has or will have been produced in compliance in all material respects with the applicable requirements of the Fair Labor Standards Act, as amended.
     (o) The execution and delivery by such Grantor of, and the performance by such Grantor of its obligations under, this Agreement will not contravene (A) any provision of applicable law, (B) the certificate of incorporation or by-laws (or other organizational documents in the case of a non-corporate Grantor) of such Grantor, (C) any agreement or other instrument binding upon such Grantor or any of its subsidiaries or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or any of its Subsidiaries, except, in the cases of (C) and (D), for contraventions that would not

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have a material adverse effect on the Issuer and its Subsidiaries taken as a whole or the Transaction Liens.
     (p) This Agreement has been duly authorized, validly executed and delivered by such Grantor and constitutes a valid and binding agreement of such Grantor, enforceable against such Grantor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally (regardless of whether considered in an action at law or in equity) and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.
     SECTION 4. Further Assurances; General Covenants. Each Grantor covenants as follows:
     (a) Such Grantor will, from time to time, at the Issuer’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing) that from time to time may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to:
     (i) create, preserve, perfect, confirm or validate the Transaction Liens on such Grantor’s Collateral;
     (ii) in the case of Pledged Deposit Accounts, Pledged Investment Property and Pledged Letter-of-Credit Rights, cause the Collateral Agent to have Control thereof;
     (iii) enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Collateral Documents; or
     (iv) enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Grantor’s Collateral.
Such Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements in such jurisdictions with such descriptions of collateral (including “all assets” or “all personal property” or other words to that effect) and other information set forth therein as the Collateral Agent may reasonably deem necessary or desirable for the purposes set forth in the preceding sentence. Each Grantor also ratifies its authorization for the Collateral Agent to file in any such jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States

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Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. The Issuer will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.
     (b) Such Grantor will not (i) change its name or organizational form or structure, (ii) change its location (determined as provided in UCC Section 9-307) or (iii) become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall have given the Collateral Agent at least 10 days’ prior written notice thereof and taken all steps necessary to maintain the Transaction Liens in the Collateral of such Grantor.
     (c) [Reserved.]
     (d) If any of its (A) Collateral (other than Collateral constituting Inventory) with a value exceeding $1,000,000 or (B) Collateral constituting Inventory with a value exceeding $10,000,000), individually or in the aggregate at any time outstanding, is in the possession or control of a warehouseman, bailee or agent at any time, such Grantor will (i) notify such warehouseman, bailee or agent of the relevant Transaction Liens, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral for the Collateral Agent’s account subject to the Collateral Agent’s instructions (which shall permit such Collateral to be removed by such Grantor in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee or agent that an Actionable Default has occurred and is continuing), (iii) cause such warehouseman, bailee or agent to Authenticate a Record acknowledging that it holds possession of such Collateral for the Collateral Agent’s benefit and (iv)make such Authenticated Record available to the Collateral Agent.
     (e) Such Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral; provided that such Grantor may do any of the foregoing unless (i) doing so would violate a covenant in the Indenture or (ii) an Actionable Default shall have occurred and be continuing and either (A) the Collateral Agent shall have notified such Grantor that its right to do so is terminated, suspended or otherwise limited or (B) the maturity of any or all of the Secured Obligations shall have been accelerated. Concurrently with any sale, lease or other disposition (except a sale or disposition to another Grantor or a lease) permitted by the foregoing proviso, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such

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sale or disposition) will cease immediately without any action by the Collateral Agent or any other Secured Party. The Collateral Agent will, at the Issuer’s expense, execute and deliver to the relevant Grantor such documents as such Grantor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.
     (f) Such Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning such Grantor’s Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Collateral Documents.
     (g) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 4.14 of the Indenture, the Issuer shall deliver to the Collateral Agent a certificate executed by an executive officer of the Issuer certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings or continuations thereof, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) of this Section 4 to the extent necessary to protect and perfect the security interests granted hereunder for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).
     SECTION 5. Recordable Intellectual Property. Each Grantor covenants as follows:
     (a) With respect to Intellectual Property, upon the reasonable request of the Collateral Agent, each Grantor hereby agrees to sign and deliver to the Collateral Agent Intellectual Property Security Agreements with respect to all Recordable Intellectual Property then owned by it. Thereafter, upon the reasonable request of the Collateral Agent, each Grantor hereby agrees to sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement covering any Recordable Intellectual Property owned by it that is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, it will promptly make all Intellectual Property Filings necessary to record the Transaction Liens on such Recordable Intellectual Property.
     (b) Grantor will notify the Collateral Agent promptly if it knows that any application or registration relating to any material Recordable Intellectual Property owned or licensed by it may become abandoned or dedicated to the public, or of any material adverse determination or development (including the institution of, or any material adverse determination or development in, any

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proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Grantor’s ownership of such Recordable Intellectual Property, its right to register or patent the same, or its right to keep and maintain the same. If any of such Grantor’s rights to any material Recordable Intellectual Property are materially infringed, misappropriated or diluted by a third party, such Grantor will notify the Collateral Agent within 30 days after it learns thereof and will, unless such Grantor shall reasonably determine that such action would be of negligible value, economic or otherwise, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Recordable Intellectual Property.
     (c) Upon the reasonable request of the Collateral Agent at the written direction of the Majority Holders, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License that is material to such Grantor’s business and under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.
     SECTION 6. Investment Property. Each Grantor represents, warrants and covenants as follows:
     (a) Certificated Securities. On the date hereof (in the case of an Original Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will deliver to the Collateral Agent as Collateral hereunder all certificates representing Pledged Certificated Securities then owned by such Grantor. Thereafter, whenever such Grantor acquires any other certificate representing a Pledged Certificated Security, such Grantor will promptly (and in any case, within 10 Business Days) deliver such certificate to the Collateral Agent as Collateral hereunder. The provisions of this subsection are subject to the limitation in Section 6(j) in the case of voting Equity Interests in a Foreign Subsidiary.
     (b) Uncertificated Securities. On the date hereof (in the case of an Original Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Grantor, where the issuer of such Uncertificated Security is a Subsidiary of such Grantor (and use commercially reasonable efforts to cause the relevant issuer to enter into an Issuer Control Agreement in respect of each Pledged Uncertificated Security

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then owned by such Grantor, where the issuer of such Uncertificated Security is not a Subsidiary of such Grantor), and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, whenever such Grantor acquires any other Pledged Uncertificated Security, such Grantor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security, where the issuer of such Uncertificated Security is a Subsidiary of such Grantor (and use commercially reasonable efforts to cause the relevant issuer to enter into an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Grantor, where the issuer of such Uncertificated Security is not a Subsidiary of such Grantor), and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same). The provisions of this subsection are subject to the limitation in Section 6(j) in the case of voting Equity Interests in a Foreign Subsidiary.
     (c) Security Entitlements. On the date hereof (in the case of an Original Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will, with respect to each Security Entitlement then owned by it, enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, whenever such Grantor acquires any other Security Entitlement, such Grantor will, as promptly as practicable, cause the underlying Financial Asset to be credited to a Controlled Securities Account.
     (d) Perfection as to Certificated Securities. When such Grantor delivers the certificate representing any Pledged Certificated Security owned by it to the Collateral Agent and complies with Section 6(h) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others, (ii) the Collateral Agent will have Control of such Pledged Certificated Security and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.
     (e) Perfection as to Uncertificated Securities. When such Grantor, the Collateral Agent and the issuer of any Pledged Uncertificated Security owned by such Grantor enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others, (ii) the Collateral Agent will have Control of such Pledged Uncertificated Security and (iii) the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

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     (f) Perfection as to Security Entitlements. So long as the Financial Asset underlying any Security Entitlement owned by such Grantor is credited to a Controlled Securities Account, (i) the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Collateral Liens), (ii) the Collateral Agent will have Control of such Security Entitlement and (iii) no action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Collateral Agent or any other Secured Party.
     (g) Agreement as to Applicable Jurisdiction. In respect of all Security Entitlements owned by such Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States.
     (h) Delivery of Pledged Certificates. All certificates representing Pledged Certificated Securities, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance reasonably satisfactory to the Collateral Agent.
     (i) Communications. Each Grantor will promptly give to the Collateral Agent copies of any notices and other communications received by it with respect to (i) Pledged Securities registered in the name of such Grantor or its nominee and (ii) Pledged Security Entitlements as to which such Grantor is the Entitlement Holder.
     (j) Foreign Subsidiaries. A Grantor will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in a Foreign Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is excluded from the Transaction Liens at such time pursuant to clause (ii) of the definition of “Excluded Property” and/or the comparable provisions of one or more Security Agreement Supplements.
     (k) Compliance with Applicable Foreign Laws. If and so long as the Collateral includes (i) any Equity Interest in, or other Investment Property issued by, a legal entity organized under the laws of a jurisdiction outside the United States or (ii) any Security Entitlement in respect of a Financial Asset issued by such a foreign legal entity, the relevant Grantor will upon request of the Collateral Agent, use its commercially reasonable efforts to take all such action as may be required under the laws of such foreign jurisdiction to ensure that the Transaction

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Lien on such Collateral ranks prior to all Liens and rights of others therein to the extent permitted by such law.
     (l) Certification of Limited Liability Company and Partnership Interests. Any limited liability company and any partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the Uniform Commercial Code, or (b) certificate any Equity Interests in any such limited liability company or such partnership. To the extent an interest in any limited liability company or partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, each such certificate shall be delivered to the Collateral Agent pursuant to Section 6(a) and such Grantor shall fulfill all other requirements under Section 6 applicable in respect thereof.
     SECTION 7. Deposit Accounts. Each Grantor represents, warrants and covenants as follows:
     (a) All cash other than cash held in any Excluded Account owned by such Grantor will be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts.
     (b) In respect of each Controlled Deposit Account, the Depositary Bank’s jurisdiction (determined as provided in UCC Section 9-304) will at all times be a jurisdiction in which Article 9 of the Uniform Commercial Code is in effect.
     (c) So long as the Collateral Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except (x) the Depositary Bank’s right to deduct its normal operating charges and any uncollected funds previously credited thereto and (y) nonconsensual Permitted Collateral Liens).
     SECTION 8. Cash Collateral Accounts. If and when required for purposes hereof or of any Secured Document, the Collateral Agent will establish with respect to each Grantor an account (its “Cash Collateral Account”), in the name and under the exclusive control of the Collateral Agent, into which all amounts owned by such Grantor that are to be deposited therein pursuant to the applicable Secured Document shall be deposited from time to time. Funds held in any Cash Collateral Account may, until withdrawn, be invested and reinvested in such Cash Equivalents as the relevant Grantor shall request in writing from time to time; provided that if an Actionable Default shall have occurred and be continuing, the Collateral Agent may select such Cash Equivalents. Subject to Section 14, withdrawal of funds on deposit in the Cash Collateral Account shall

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be permitted if, as and when expressly so provided in or in respect of the applicable provision of the Secured Document pursuant to which such Cash Collateral Account was required to be established.
     SECTION 9. Commercial Tort Claims. Each Grantor represents, warrants and covenants as follows:
     (a) In the case of an Original Grantor, Schedule 3 accurately describes, with the specificity required to satisfy Official Comment 5 to UCC Section 9-108, each Commercial Tort Claim with respect to which such Original Grantor is the claimant as of the date hereof other than any Commercial Tort Claim with a value of less than $5,000,000. In the case of any other Grantor, Schedule 3 to its first Security Agreement Supplement will accurately describe, with the specificity required to satisfy said Official Comment 5, each Commercial Tort Claim with respect to which such Grantor is the claimant as of the date on which it signs and delivers such Security Agreement Supplement.
     (b) If any Grantor acquires a Commercial Tort Claim with a value of $5,000,000 or more after the date hereof (in the case of an Original Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will promptly sign and deliver to the Collateral Agent a Security Agreement Supplement granting a security interest in such Commercial Tort Claim (which shall be described therein with the specificity required to satisfy said Official Comment 5) to the Collateral Agent for the benefit of the Secured Parties.
     SECTION 10. Transfer Of Record Ownership. At any time when an Actionable Default shall have occurred and be continuing, the Collateral Agent may (and to the extent that action by it is required, the relevant Grantor, if directed to do so by the Collateral Agent, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee. Each Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section. If the provisions of this Section are implemented, Section 6(b) shall not thereafter apply to any Pledged Security that is registered in the name of the Collateral Agent or its nominee. The Collateral Agent will promptly give to the relevant Grantor copies of any notices and other communications received by the Collateral Agent with respect to Pledged Securities registered in the name of the Collateral Agent or its nominee.
     SECTION 11. Right to Vote Securities. (a) Unless an Actionable Default shall have occurred and be continuing (and the Collateral Agent has given written notice as provided in Section 11(b)), each Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any

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Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Collateral Agent will, upon receiving a written request from such Grantor, deliver to such Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Collateral Agent or its nominee or any such Pledged Security Entitlement as to which the Collateral Agent or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to the Collateral Agent.
     (b) If an Actionable Default shall have occurred and be continuing and the Collateral Agent has received written instruction from the Majority Holders, the Collateral Agent will, upon giving written notice to the applicable Grantor of its intention to exercise such rights, have the exclusive right to the extent permitted by law to vote, to give consents, ratifications and waivers and to take any other action with respect to the Available Portion of Collateral, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right. For the avoidance of doubt, each Grantor shall retain the right to vote, give consents, ratifications and waivers and to take any other action with respect to such Available Portion of Collateral in the event that (i) the Collateral Agent does not give written notice referred to above of its intention to exercise such rights or (ii) all Actionable Defaults shall no longer be continuing, in each case so long as not otherwise prohibited by the terms of the Indenture or hereof.
     SECTION 12. Certain Cash Distributions. Cash Distributions with respect to assets held in a Collateral Account shall be deposited and held therein, or withdrawn therefrom, as provided in Section 8. Cash Distributions with respect to any Pledged Equity Interest or Pledged Debt that is not held in a Collateral Account (whether held in the name of a Grantor or in the name of the Collateral Agent or its nominee) shall be deposited, promptly upon receipt thereof, in a Controlled Deposit Account of the relevant Grantor; provided that, if an Actionable Default shall have occurred and be continuing, the Collateral Agent may deposit, or direct the recipient thereof to deposit, each such Cash Distribution in the relevant Grantor’s Cash Collateral Account.
     SECTION 13. Remedies upon Actionable Default. (a) If an Actionable Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Collateral Documents with respect to the Available Portion of the Collateral.

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     (b) Without limiting the generality of the foregoing, if an Actionable Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Personal Property Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, any Secured Party may be the purchaser of any or all of the Collateral at any such sale and (with the consent of the Collateral Agent, which may be withheld in its discretion) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all of any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obliged to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Collateral Agent may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.

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     (c) If the Collateral Agent sells any of the Collateral upon credit, the Grantors will be credited only with payment actually made by the purchaser, received by the Collateral Agent and applied in accordance with Section 14 hereof. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the same, subject to the same rights and duties set forth herein.
     (d) Notice of any such sale or other disposition shall be given to the relevant Grantor(s) as (and if) required by Section 16.
     (e) For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised only upon the occurrence and during the continuation of an Actionable Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Actionable Default.
     (f) The foregoing provisions of this Section shall apply to Real Property Collateral only to the extent permitted by applicable law and the provisions of any applicable Mortgage or other document.
     (g) Each Grantor hereby covenants that on the earlier to occur of (i) the occurrence of a default under any Secured Document, (ii) such time as Spectrum becomes a “well-known seasoned issuer” as defined under the Securities Act rules and regulations, and (iii) at any time that the Liquid Collateral Coverage Ratio is less than 1.75 to 1, the Issuer will be required to exercise all of its contractual rights and use its commercially reasonable efforts to, as promptly as possible, cause Spectrum to file and become effective a shelf registration that shall be in form suitable for use by the Collateral Agent in connection with any disposition of Spectrum Equity Interests constituting part of the Collateral in connection with any exercise of remedies, and to keep such shelf registration statement effective at all times until the earlier of the time (i) the Secured Obligations are repaid in full or (ii) all Spectrum Equity Interests pledged as Collateral hereunder have been disposed of by the Collateral Agent.
     SECTION 14. Application of Proceeds. (a) If an Actionable Default shall have occurred and be continuing, the Collateral Agent may apply (i) any

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cash held in the Collateral Accounts and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in accordance with the Collateral Trust Agreement.
     (b) In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to Section 18(c). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.
     SECTION 15. Fees and Expenses; Indemnification. (a) The Issuer will forthwith upon demand pay to the Collateral Agent:
     (i) the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon;
     (ii) the amount of any and all reasonable and documented out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with (x) the administration or enforcement of the Collateral Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Collateral Agent of any of its rights or powers under the Collateral Documents;
     (iii) the amount of any fees that the Issuer shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement; and
     (iv) the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable and documented fees and expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Collateral Documents, except to the extent that such loss, liability or expense arises from the Collateral Agent’s gross negligence or willful misconduct or a breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Sections 17 and 18).
     (b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Collateral

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Documents, the Issuer will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.
     (c) The Issuer shall indemnify each of the Secured Parties, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, losses, damages, costs and expenses of any kind (including reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) arising out of, or in connection with any and all environmental liabilities. Without limiting the generality of the foregoing, each Grantor waives all rights for contribution and all other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to environmental laws that it might have by statute or otherwise against any Indemnitee.
     SECTION 16. Authority to Administer Collateral. Each Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Actionable Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Grantor’s Collateral:
     (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,
     (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,
     (c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and
     (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;
provided that, except in the case of Personal Property Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the relevant Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section

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9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.
     SECTION 17. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee selected by it in good faith or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.
     SECTION 18. General Provisions Concerning the Collateral Agent.
     (a) The provisions of Article 7 of the Indenture shall inure to the benefit of the Collateral Agent, and shall be binding upon all Grantors and all Secured Parties, in connection with this Agreement and the other Collateral Documents. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Actionable Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Collateral Documents that the Collateral Agent is required to exercise in accordance with the Collateral Trust Agreement, and (iii) except as expressly set forth in the Indenture, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any Grantor that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Collateral Documents. The Collateral Agent shall be deemed not to have knowledge of any Actionable Default unless and until written notice thereof is given to the Collateral Agent by any Grantor or a Secured Party.

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     (b) Sub-Agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties. The exculpatory provisions of Section 17 and this Section shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.
     (c) Information as to Secured Obligations and Actions by Secured Parties. For all purposes of the Collateral Documents, including determining the amounts of the Secured Obligations, or whether any action has been taken under any Secured Document, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Secured Parties, their Secured Obligations and actions taken by them, (ii) any Secured Party (or any trustee, agent or similar representative designated pursuant to Section 21 to supply such information) for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from its own records, and (iii) the Issuer, to the extent that the Collateral Agent has not obtained information from the foregoing sources.
     (d) Refusal to Act. The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent’s opinion, (i) is contrary to law or the provisions of any Collateral Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.
     (e) The provisions of the Collateral Trust Agreement and the Indenture relating to the Collateral Agent including, without limitation, the provisions relating to resignation or removal of the Collateral Agent, reimbursement of expenses, exculpatory rights, rights to indemnification and the powers and duties and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of the Collateral Trust Agreement or the Indenture, as applicable.
     (f) Notwithstanding anything to the contrary stated herein, to the extent the provisions hereunder provide for the Collateral Agent to make any request to any Grantor to take or refrain from taking any action, the Collateral Agent shall have no duty to make any such request, unless instructed in writing to do so by the Majority Holders.

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     SECTION 19. Termination of Transaction Liens; Release of Collateral. (a) The Transaction Liens on the Collateral will be released as provided in Section 7.01 of the Collateral Trust Agreement.
     (b) Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, at the expense of the relevant Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.
     SECTION 20. Additional Guarantors and Grantors. Any Subsidiary may become a party hereto by signing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a “Guarantor” and a “Grantor” as defined herein. The rights and obligations of each Grantor shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
     SECTION 21. New Obligations. On or after the date of this Agreement, the Issuer may from time to time designate additional obligations as New Obligations by delivering to the Collateral Agent a fully executed Pari-Passu Joinder Agreement (except in the case of Additional Notes) and otherwise complying with Section 2.02 of the Collateral Agreement.
     SECTION 22. Notices. All notices and other communications provided for hereunder shall be delivered as provided in Section 8.03 of the Collateral Trust Agreement.
     SECTION 23. No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Collateral Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Secured Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Secured Documents are cumulative and are not exclusive of any other rights or remedies provided by law.
     SECTION 24. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Grantors and their respective successors and assigns.

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     SECTION 25. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (acting pursuant to, and in accordance with, the Collateral Trust Agreement) and, with respect to any amendment, the Issuer on behalf of the Grantors (to the extent required by the Collateral Trust Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given..
     SECTION 26. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
     SECTION 27. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY COLLATERAL DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 28. Severability. If any provision of any Collateral Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Collateral Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.
     SECTION 29. Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one instrument. Delivery of an executed signature

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page to this Agreement by facsimile or electronic means in PDF format shall be as effective as delivery of a manually signed counterpart of this Agreement.
     SECTION 30. Rights Of Holders. No Holder or holder of any New Obligations shall have any independent rights hereunder other than those rights granted to individual Holders pursuant to Section [6.07] of the Indenture or comparable provision for holders of New Obligations under any New Document; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture or any New Representative under any New Document.
[Remainder of Page Intentionally Left Blank.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HARBINGER GROUP INC.
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

EXHIBIT K
COLLATERAL TRUST AGREEMENT
Dated as of [DATE], 2010
by and among
HARBINGER GROUP INC.,
THE OTHER TRUSTORS PARTY HERETO
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee under the Indenture,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

ii

Page
Section 8.13. Force Majeure	35
Section 8.14. Consequential Damages	35
Section 8.15. Counterparts	35
Section 8.16. Incorporation by Reference	35
Section 8.17. USA PATRIOT Act	35
Section 8.18. Rights Of Holders	36
Exhibit A — Form of Supplement to Collateral Trust Agreement
Exhibit B — Form of Joinder to Collateral Trust Agreement

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     This COLLATERAL TRUST AGREEMENT, dated as of [DATE], 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) among Harbinger Group Inc., a Delaware corporation (together with its successors, the “Company”), the Additional Trustors (as defined in Section 5.07(b)) (and together with the Company, the “Trustors”), Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (in such capacity, together with its successors and assigns from time to time, the “Indenture Trustee”), Wells Fargo Bank, National Association, as collateral agent (in such capacity, together with its successors and assigns from time to time, the “Collateral Agent”) for the Secured Parties, and each New Representative party hereto from time to time.
PRELIMINARY STATEMENTS:
     WHEREAS, pursuant to an Indenture, dated as of November 15, 2010 (as amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Indenture”), among the Company, the Guarantors, the other Trustors party thereto from time to time, the Indenture Trustee and the Collateral Agent, the Company intends to issue an aggregate original principal amount of $350,000,000 of its 10.625% senior secured notes due 2015 (together with any Additional Notes (as defined in the Indenture) issued pursuant to and in compliance with the Indenture, the “Notes”);
     WHEREAS, the Company and the Guarantors may, from time to time, incur additional indebtedness permitted to be secured on an equal and ratable basis with the obligations under the Note Documents (as defined below), which indebtedness the Company shall designate as having a first priority security interest in the Collateral and shall be incurred under a credit facility, indenture or similar debt facility (each, a “New Facility”), in each case in accordance with this Agreement and the then-extant Documents. For the avoidance of doubt, only additional indebtedness for which each of the requirements specified in Section 2.02 hereof have been satisfied shall constitute a New Facility for any purpose of this Agreement;
     WHEREAS, the Liens securing the obligations of the applicable Trustors in respect of any New Facility shall be granted pursuant to the Collateral Documents (as defined below);
     WHEREAS, the Collateral Agent has agreed to act on behalf of all Secured Parties with respect to the Collateral; and
     WHEREAS, it is a condition precedent to the issuance of the Notes that the Company and the Collateral Agent enter into this Agreement and the Collateral Documents in order to secure the payment and performance of the Obligations (as defined below).
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1
Definitions And Other Matters
     Section 1.01. Rules of Interpretation. (a) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
     (b) The use in this Agreement or any of the Collateral Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”
     (c) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.
     (d) This Agreement and the Collateral Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Collateral Documents.
     Section 1.02. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):
     “Actionable Default” means the occurrence of any of the following:
     (a) an “Event of Default” under and as defined in the Indenture; or
     (b) any event or condition which, under the terms of any New Facility, causes, or permits holders of the New Obligations with respect to such New Facility to cause, such New Obligations to become immediately due and payable;
provided that, upon delivery of a Notice of Actionable Default, the Collateral Agent may assume that an Actionable Default shall be continuing unless the Notice of Actionable Default delivered with respect thereto shall have been withdrawn in a writing delivered to the Collateral Agent by the requisite holders of the Series of Obligations to which such Notice of Actionable Default relates (determined under the Documents governing such Series), or by the Representative with respect to such Series of Obligations, prior to the

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first date on which the Collateral Agent commences the exercise of any remedy with respect to the Collateral following the receipt of such Notice of Actionable Default.
     “Additional Trustor” has the meaning ascribed to such term in Section 5.07(b).
     “Agreement” has the meaning set forth in the recital of parties to this Agreement.
     “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time, and any successor statute.
     “Bankruptcy Proceeding” means that the Company or any Additional Trustor, if any, shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or there shall be an assignment for the benefit of creditors relating to the Company or any Additional Trustor, if any, whether or not voluntary; or any case shall be commenced by or against the Company, any Additional Trustor, if any under the Bankruptcy Code or any similar federal or state law for the relief of debtors, whether or not voluntary; or any proceeding shall be instituted by or against the Company or any Additional Trustor, if any, seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, dissolution, marshalling of assets or liabilities, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, or seeking the entry of an order for relief or the appointment of a receiver, trustee, administrator or other similar official for it or for any substantial part of its property and assets, whether or not voluntary; or any event or action analogous to or having a substantially similar effect to any of the events or actions set forth above in this definition (other than a solvent reorganization) shall occur under the law of any jurisdiction applicable to the Company or any Additional Trustor, if any; or the Company or any Additional Trustor, if any, shall take any corporate, partnership, limited liability company or other similar action to authorize any of the actions set forth above in this definition.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.
     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
     “Collateral” means all of the assets or property of the Company or any Additional Trustor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any Obligations.
     “Collateral Agent” has the meaning set forth in the recital of parties to this Agreement.
     “Collateral Agent’s Fees” means all fees, costs and expenses of the Collateral Agent (or any co-trustee or agent thereof) of the type described in Sections 5.03, 5.04, 5.05 and 5.06 of this Agreement.

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     “Collateral Documents” means, collectively, the Security Agreement, each Security Agreement Supplement (as defined in the Security Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Obligations or under which rights or remedies with respect to such Liens are governed, as each may be amended, restated, supplemented or otherwise modified from time to time.
     “Collateral Trust Joinder” means a joinder agreement substantially in the form of Exhibit B.
     “Company” has the meaning set forth in the recital of parties to this Agreement.
     “Distribution Dates” means the dates fixed by the Collateral Agent (the first of which shall occur within 90 days after receipt of a Notice of Actionable Default that has not theretofore been withdrawn and the balance of which shall be monthly thereafter) for the distribution of all moneys held by the Collateral Agent in the Trust Account.
     “Documents” means, collectively, the Note Documents and the New Documents.
     “Equity Interests” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.
     “Guarantor” means each “Guarantor” as defined in the Indenture.
     “Indenture” has the meaning set forth in the preliminary statements to this Agreement.
     “Indenture Trustee” has the meaning set forth in the recital of parties to this Agreement.
     “Lien” has the meaning set forth in the Indenture.
     “Majority Holders” means, as of any date, (a) at any time when no New Facility is outstanding, Secured Parties owed or holding more than 50% of the aggregate principal amount of indebtedness constituting Note Obligations, or such other requisite percentage or number of holders of Note Obligations (or the Indenture Trustee, on behalf of the holders of Note Obligations) as is permitted by, and in accordance with, the Indenture; or (b) otherwise, Secured Parties owed or holding more than 50% of the aggregate of the sum of, without duplication: (i) the aggregate principal amount of indebtedness constituting Note Obligations, (ii) the aggregate principal amount of the loans and other advances outstanding under each New Facility and (iii) other than in connection with the exercise of remedies, the aggregate amount of all outstanding unexpired or uncanceled commitments to extend credit (if any) under each New Facility outstanding at such time that, when funded, would constitute New Obligations; provided, however, that, in the case of clauses (ii) and (iii) above, if any New Secured Party shall be a “defaulting

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lender” (howsoever defined in the relevant New Document at such time), there shall be excluded from the determination of Majority Holders: (A) the aggregate principal amount of loans and other advances owing to such New Secured Party under such New Document at such time, and (B) such New Secured Party’s pro rata share of the outstanding commitments to extend credit (if any) under such New Document at such time unless another lender has or is obligated to assume the defaulting lender’s rights and obligations under the applicable New Documents. For purposes of this definition, (x) votes will be determined in accordance with the provisions of Section 8.02 and (y) any Obligations registered in the name of, or owned or held by the Company, any Guarantor or any Additional Trustor or any of their respective affiliates shall be disregarded.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “New Documents” means, collectively, with respect to any New Facility, the agreements, documents and instruments providing for or evidencing any related New Obligations, including the definitive documentation in respect of such New Facility, the Collateral Documents, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.
     “New Facility” has the meaning set forth in the preliminary statements to this Agreement.
     “New Obligations” means all obligations of any of the Trustors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including any Post-Petition Interest) on the indebtedness for borrowed money outstanding under each New Facility, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Bankruptcy Proceeding with respect to any Trustor, regardless of whether allowed or allowable in such proceeding), of the Trustors under the New Documents owing to the New Secured Parties (in their capacity as such). For the avoidance of doubt, as of the date hereof, there are no New Obligations outstanding.
     “New Representative” means (a) any agent or trustee for or other representative of the lenders or holders of obligations, as applicable, under a New Facility, together with its successors and permitted assigns, or (b) any New Secured Party, solely to the extent that such New Secured Party (i) is the sole lender or other holder of obligations under a particular New Facility and (ii) is not represented by an agent, trustee or other representative.
     “New Secured Parties” means, at any relevant time, subject to Section 2.02, the holders of any New Obligations at that time, including each applicable New Representative.

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     “Note Documents” means, collectively, the Indenture, the Notes, each Note Guaranty, the Collateral Documents and each of the other agreements, documents and instruments providing for or evidencing any Note Obligation, any other document or instrument executed or delivered at any time in connection with any Note Obligation, including pursuant to the Collateral Documents, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with this Agreement.
     “Note Guaranty” means each “Note Guaranty” as defined in the Indenture.
     “Note Obligations” means all “Obligations” (as defined in the Indenture) in respect of indebtedness incurred under the Indenture and all other obligations of the Company, the Guarantors and the other Additional Trustors, if any, from time to time arising under or in respect of the due and punctual payment of (a) the principal of and premium, if any, and interest (including any Post-Petition Interest) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any Bankruptcy Proceeding with respect to the Company, any Guarantor or any Additional Trustor, regardless of whether allowed or allowable in such proceeding), of the Company, the Guarantors and the Additional Trustors, if any, under the Indenture and the other Note Documents owing to the Note Secured Parties (in their capacity as such).
     “Note Secured Parties” means, at any relevant time, the holders of Note Obligations at that time, including, without limitation, the Collateral Agent, the Indenture Trustee and the holders of Notes.
     “Notes” has the meaning set forth in the preliminary statements to this Agreement.
     “Notice of Actionable Default” means a written notice delivered to the Collateral Agent by the requisite holders of a Series of Obligations in accordance with the Documents governing such Series (or by the Representative with respect to such Series with the written consent of the requisite holders of a Series of Obligations in accordance with the Documents governing such Series) stating that an Actionable Default with respect to such Series has occurred.
     “Obligations” means (a) the Note Obligations and (b) subject to Section 2.02, the New Obligations.
     “Officer’s Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by the Company’s principal executive officer, principal financial officer, chief operating officer or treasurer, including:
     (a) a statement that the Person making such certificate has read such covenant or condition;

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     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;
     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is reasonably necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
     “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
     “Post-Petition Interest” means any interest or entitlement to fees or expenses that accrues after the commencement of any Bankruptcy Proceeding with respect to any Trustor, whether or not allowed or allowable in any such Bankruptcy Proceeding.
     “Representative” means (a) with respect to the Note Obligations, the Indenture Trustee and (b) with respect to each Series of New Obligations, the New Representative with respect thereto.
     “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.
     “Secured Parties” means, collectively, the Note Secured Parties and any New Secured Parties.
     “Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interests or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences or indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
     “Security Agreement” means the Security and Pledge Agreement, dated as of [DATE], 2010, and any successor or replacement thereof, among the Company, the Collateral Agent (or any successor or replacement agent) and the other grantors from time to time party thereto.
     “Series”, when used with respect to any Obligations, refers to whether such Obligations are Note Obligations or New Obligations (and, if such Obligations are New Obligations, “Series” refers to the New Facility pursuant to which such New Obligations have been incurred).

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     “Spectrum Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of February 9, 2010, by and among Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Global Opportunities Breakaway Ltd., Spectrum Brands Holdings, Inc., Avenue International Master, L.P., Avenue Investments, L.P., Avenue Special Situations Fund IV, L.P., Avenue Special Situations Fund V, L.P. and Avenue-CDP Global Opportunities Fund, L.P.
     “Spectrum Stockholder Agreement” means that certain Stockholder Agreement, dated as of February 9, 2010, by and among Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Global Opportunities Breakaway Ltd. and Spectrum Brands Holdings, Inc.
     “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).
     “Trust Estate” has the meaning ascribed to such term in Section 2.01(a).
     “Trustors” has the meaning set forth in the recital of parties to this Agreement.
     “U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
ARTICLE 2
The Trust Estate
     Section 2.01. Declaration of Trust. (a) To secure the payment and performance of the Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Trustors hereby grants to the Collateral Agent, and the Collateral Agent hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future Secured Parties, all of such Trustor’s right, title and interest in, to and under the Collateral for the benefit of all present and future Secured Parties, together with all of the Collateral Agent’s right, title and interest in, to and under the Collateral Documents, and all interests, rights, powers and remedies of the Collateral Agent thereunder or in respect thereof and all cash and non-cash proceeds thereof constituting Collateral (collectively, the “Trust Estate”).

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     (b) The Collateral Agent and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all present and future Secured Parties as security for the payment of all present and future Obligations; provided, however, that if at any time the Company, the Guarantors and the Additional Trustors, if any, and their successors or assigns, shall satisfy all of the conditions set forth in Section 7.01 in connection with the release of all Collateral, then this Agreement, and the estates and rights assigned in the Collateral Documents, shall cease, terminate and be void; otherwise they shall remain and be in full force and effect in accordance with their respective terms; provided, further, that notwithstanding the foregoing, all provisions set forth in Sections 5.03, 5.04, 5.05 and 5.06 that are enforceable by the Collateral Agent or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.
     (c) The parties to this Agreement further covenant and declare that the Trust Estate will be held and distributed by the Collateral Agent, subject to the further covenants, conditions and agreements hereinafter set forth.
     Section 2.02. New Facilities. (a) The Collateral Agent will act as agent hereunder for, and perform its duties set forth in this Agreement on behalf of, each holder of Obligations in respect of indebtedness that is issued or incurred after the date hereof that:
     (i) holds New Obligations that are identified as such in accordance with the procedures set forth in clause (b) of this Section 2.02; and
     (ii) signs, through its designated New Representative identified pursuant to clause (b) of this Section 2.02, a Collateral Trust Joinder and delivers the same to the Collateral Agent.
     (b) The Company or any other Trustor will be permitted to incur indebtedness in respect of a New Facility and to designate as an additional holder of Obligations hereunder the lenders, agents and each New Representative, as applicable, under such New Facility, in each case only to the extent such indebtedness is designated by the Company in accordance with this Section 2.02(b) and only to the extent such incurrence is permitted under the terms of the Documents. The Company may only effect such designation by delivering to the Collateral Agent (with copies to the Indenture Trustee and to each previously identified New Representative), each of the following:
     (i) on or prior to the date on which such New Facility is incurred, an Officer’s Certificate stating that each applicable Trustor intends to incur additional indebtedness under such New Facility, and certifying that (A) such incurrence is permitted and does not violate or result in any default under the Note Documents or any then existing New Documents (other than any incurrence of Obligations that would simultaneously repay all Obligations under the applicable Documents, under which such default would arise), (B) the definitive documentation associated with such New Facility contains a written agreement of the holders of such indebtedness, for the enforceable benefit of all holders of existing and future Obligations, each existing and future Indenture Trustee and each existing and future New Representative substantially as follows: (x) that all

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Obligations will be and are secured equally and ratably by all Liens at any time granted by any Trustor to the Collateral Agent, for the benefit of the Secured Parties, to secure any Obligations, whether or not upon property otherwise constituting collateral to such Obligations and that all Liens granted pursuant to the Collateral Documents will be enforceable by the Collateral Agent for the benefit of all holders of Obligations equally and ratably as contemplated by this Agreement (provided, that if provided by the terms thereof or with the consent of the holders thereof, a Series of New Obligations may be secured by Liens (which shall be equal and ratable with the Liens securing the Note Obligations) on assets and properties comprising less (but not more) than all of the assets and properties upon which Liens have been granted to secure the Note Obligations), and (y) consenting to and directing the Collateral Agent to perform its obligations under this Agreement and the Collateral Documents and (C) the Company and each other Trustor has duly authorized, executed (if applicable) and recorded (or caused to be recorded), or intends to authorize, execute and record (if applicable), in each appropriate governmental office all relevant filings and recordations, if any, reasonably necessary to ensure that the New Obligations in respect of such New Facility are secured by the Collateral to the extent set forth in and required by the New Documents and in accordance with this Agreement and the Collateral Documents;
     (ii) a written notice specifying the name and address of the New Representative in respect of such New Facility for purposes of Section 8.03; and
     (iii) a copy of the executed Collateral Trust Joinder referred to in clause (a) above, executed by the applicable New Representative (on behalf of each New Secured Party represented by it).
     (c) Although the Grantors shall be required to deliver a copy of each of the foregoing documents described in clauses (i) through (iii) of Section 2.02(b) to the Indenture Trustee and each then existing New Representative, the failure to so deliver a copy of any such document to the Indenture Trustee and any such New Representative (other than the certification described in clause (i) of Section 2.02(b) and the Collateral Trust Joinder referred to in clause (iii) of Section 2.02(b), which shall in all cases be required and which shall be delivered to each of the Indenture Trustee and each then existing New Representative on or prior to the incurrence of indebtedness under the applicable New Facility) shall not affect the status of such New Facility as New Obligations or Obligations entitled to the benefits of this Agreement and the Collateral Documents if the other requirements of this Section 2.02 are satisfied.
     Section 2.03. Acknowledgment of Security Interests. (a) Each of the Indenture Trustee (for itself and on behalf of each Note Secured Party), each New Representative (for itself and on behalf of each New Secured Party represented by it), each Trustor and the Collateral Agent acknowledges and agrees that, pursuant to the Collateral Documents, each of the Trustors has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all such Trustor’s rights, title and interest in, to and under the Collateral to secure the payment and performance of all present and future Obligations. Each of the Indenture Trustee (for itself and on behalf of each Note Secured Party), each New Representative (for itself and on behalf of each New Secured Party

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represented by it), each Trustor and the Collateral Agent acknowledges and agrees that, pursuant to the Collateral Documents, the aforementioned security interest granted to the Collateral Agent, for the benefit of the Secured Parties, shall (subject to Section 7.01) for all purposes and at all times secure the Note Obligations and the New Obligations (if any) on an equal and ratable basis, except as is otherwise contemplated in the first proviso contained in Section 2.02(b)(i).
     (b) The Collateral Agent and its successors and assigns under this Agreement will act for the benefit solely and exclusively of all present and future Secured Parties and will hold the Collateral and the Liens thereon as security for the payment and performance of all present and future Obligations, in each case, under terms and conditions of this Agreement and the Collateral Documents.
ARTICLE 3
Actionable Default; Remedies; Administration of Trust Property
     Section 3.01. Notice of Default; Written Instructions. (a) Upon receipt of a Notice of Actionable Default, the Collateral Agent shall, within five days thereafter, notify the Indenture Trustee and each New Representative that an Actionable Default exists.
     (b) Upon receipt of any written directions pursuant to Section 3.08(a), the Collateral Agent shall, within five days thereafter, send a copy thereof to the Indenture Trustee and each New Representative.
     Section 3.02. Remedies. (a) Upon the receipt of a Notice of Actionable Default and so long as such Notice of Actionable Default shall not have been withdrawn in a writing delivered to the Collateral Agent by the requisite holders of the Series of Obligations to which such Notice of Actionable Default relates (determined under the Documents governing such Series), or by the Representative with respect to such Series, the Collateral Agent may exercise the rights and remedies provided in this Agreement and in the Collateral Documents.
     (b) To the extent permitted by applicable law, the Trustors hereby waive presentment, demand, protest or any notice of any kind in connection with this Agreement, any Collateral or any Collateral Document.
     Section 3.03. Administration of Trust Property. (a) Each Secured Party (acting through the Indenture Trustee or its New Representative, as applicable) hereby appoints the Collateral Agent to serve as collateral trustee and agent hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Agent will serve as collateral trustee and agent hereunder, for the benefit solely and exclusively of the present and future Secured Parties, and will:
     (i) accept, enter into, hold, maintain, administer and enforce all Collateral Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Collateral Documents and

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protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Collateral Documents;
     (ii) take all lawful and commercially reasonable actions permitted under the Collateral Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;
     (iii) deliver and receive notices pursuant to the Collateral Documents;
     (iv) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Collateral Documents and its other interests, rights, powers and remedies;
     (v) remit as provided in Section 4.04 all cash proceeds received by the Collateral Agent from the collection, foreclosure or enforcement of its interest in the Collateral under the Collateral Documents or any of its other interests, rights, powers or remedies;
     (vi) execute and deliver amendments to this Agreement and the Collateral Documents as from time to time authorized pursuant to Section 8.01 accompanied by an Officer’s Certificate to the effect that the amendment was permitted under Section 8.01; and
     (vii) release or subordinate any Lien granted to it by any Collateral Document upon any Collateral if and as required by Section 7.01.
     (b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 3.03(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Agent.
     Section 3.04. Power of Attorney. Each Trustor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as their true and lawful attorney-in-fact with full power and authority in the name of such Trustor, or in its own name, from time to time acting at the written direction of the Trustors upon the occurrence and during the continuance of an Actionable Default, for the purpose of carrying out the terms of this Agreement and the Collateral Documents, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right on behalf of such Trustor, without notice to or assent by any Trustor to do the following:
     (a) to ask for, demand, sue for, collect, receive, recover, compromise and give acquittance and receipts for any and all moneys due or to become due upon or by virtue hereof and thereof;

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     (b) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Collateral Agent in connection herewith and therewith;
     (c) to commence, file, institute, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect hereto and thereto or in connection herewith and therewith;
     (d) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof as fully and effectually as if the Collateral Agent were the absolute owner thereof; and
     (e) to do, at its option and at the expense and for the account of such Trustor, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect or preserve the Collateral or the Trust Estate and to realize upon the Collateral.
     Section 3.05. Right to Initiate Judicial Proceedings, Etc. Upon the receipt of a Notice of Actionable Default and so long as such Notice of Actionable Default shall not have been withdrawn in a writing delivered to the Collateral Agent by the requisite holders of the Series of Obligations to which such Notice of Actionable Default relates (determined under the Documents governing such Series) or by the Representative with respect to such Series:
     (a) the Collateral Agent shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and each Collateral Document to the fullest extent permitted by applicable law; and
     (b) the Collateral Agent may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Trust Estate under the judgment or decree of a court of competent jurisdiction to the fullest extent permitted by applicable law.
     Section 3.06. Appointment of a Receiver. If a receiver of the Trust Estate shall be appointed in judicial proceedings, the Collateral Agent may be appointed as such receiver. Notwithstanding the appointment of a receiver, the Collateral Agent shall be entitled to retain possession and control of all cash held by or deposited with it or its agents pursuant to any provision of this Agreement or any Collateral Document.
     Section 3.07. Exercise of Powers. All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Collateral Document as though set forth at length therein and all the powers, remedies and rights of the Collateral Agent and the Secured Parties as set forth in any Collateral Document may be exercised from time to time as herein and therein provided.

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     Section 3.08. Control by the Majority Holders. (a) Subject to Section 3.08(b), if an Actionable Default shall have occurred and be continuing and if the Collateral Agent shall have received a Notice of Actionable Default with respect thereto, the Majority Holders shall have the right, by an instrument in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any trust or power conferred on the Collateral Agent, or for the appointment of a receiver, or for the taking of any action authorized by Article 3 of this Agreement.
     (b) The Collateral Agent shall not follow any written directions received pursuant to Section 3.08(a) to the extent such written directions are known by the Collateral Agent to be in conflict with any provisions of law or if the Collateral Agent shall have received from independent counsel an unqualified opinion to the effect that following such written directions would result in a breach of a provision or covenant contained in the Indenture or impose individual liability on the Collateral Agent.
     (c) Nothing in this Section 3.08 shall impair the right of the Collateral Agent in its discretion to take or omit to take any action deemed proper by the Collateral Agent and which action or omission is not inconsistent with the direction of the Secured Parties entitled to direct the Collateral Agent with respect to such action as provided for in this Agreement; provided, however, that the Collateral Agent shall not be under any obligation to take any action that is discretionary with the Collateral Agent under the provisions of this Agreement or under any Collateral Document.
     (d) For the avoidance of doubt, the Majority Holders when taking, or in directing the Collateral Agent to take, any action with respect of the Collateral, the Majority Holders may elect to take such action (or to direct the Collateral Agent to take such action) with respect to all or any part of the Collateral, except as limited by mandatory provisions of applicable law.
     Section 3.09. Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Agent in this Agreement or in any Collateral Document is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred in this Agreement or in any Collateral Document or now or hereafter existing at law or in equity or by statute.
     (b) No delay or omission of the Collateral Agent to exercise any right, remedy or power accruing upon any Actionable Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Actionable Default or an acquiescence therein; and every right, power and remedy given by this Agreement or any Collateral Document to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.
     (c) In case the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any Collateral Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Trustors, the Collateral Agent and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former

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positions and rights, under this Agreement and under such Collateral Document with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.
     (d) All rights of action and rights to assert claims upon or under this Agreement and the Collateral Documents may be enforced by the Collateral Agent without the possession of any Document or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Collateral Agent shall be brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Trust Estate.
     Section 3.10. Waiver of Certain Rights. The Trustors, to the extent they may lawfully do so, on behalf of themselves and all who may claim through or under them, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, expressly waive and release any, every and all rights to demand or to have any marshaling of the Trust Estate upon any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all the Trust Estate may at any such sale be offered and sold as an entirety.
     Section 3.11. Limitation on Collateral Agent’s Duties in Respect of Collateral. Beyond its duties set forth in this Agreement as to the custody thereof and the accounting to the Trustors and the Secured Parties for moneys received by it hereunder, the Collateral Agent shall not have any duty to the Trustors and the Secured Parties as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent, however, that the Collateral Agent or any agent or nominee thereof maintains possession or control of any of the Collateral, the Collateral Agent shall, and shall instruct such agent or nominee to, grant the Trustors access to and use of such Collateral that the Trustors require for the normal conduct of their business; provided that such rights may be limited as provided in this Agreement and the other Collateral Documents after the Collateral Agent shall have received a Notice of Actionable Default.
     Section 3.12. Limitation by Law. All rights, remedies and powers provided by this Article 3 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article 3 are intended to be subject to all applicable mandatory provisions of law that may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered, or filed under the provisions of any applicable law.
     Section 3.13. Absolute Rights of Secured Parties. Notwithstanding any other provision of this Agreement (other than Section 3.02) or any provision of any Collateral Document, the right of each Secured Party, which is absolute and unconditional, to receive payments of the Obligations held by such Secured Party on or after the due date thereof as therein expressed, to seek adequate protection in respect of its interest in this Agreement and the Collateral, to institute suit for the enforcement of such payment on or

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after such due date, or to assert its position and views as a secured creditor in a Bankruptcy Proceeding, or the obligation of the Trustors, which is also absolute and unconditional, to pay in full and otherwise perform all Obligations at the time and place expressed therein shall not be impaired or affected without the consent of such Secured Party.
ARTICLE 4
Trust Account, Application of Moneys
     Section 4.01. The Trust Account. On the date hereof there shall be established and, at all times thereafter until the trusts created by this Agreement shall have terminated, there shall be maintained with the Collateral Agent an account that shall be entitled the “[ACCOUNT NAME]” (the “Trust Account”). The Trust Account shall be established and maintained by the Collateral Agent at its designated corporate trust offices. All moneys that are received by the Collateral Agent after the occurrence of an Actionable Default in connection with any collection, sale, foreclosure or other realization upon any Collateral shall be deposited in the Trust Account and thereafter shall be held and applied by the Collateral Agent in accordance with the terms of this Agreement. To the extent necessary, appropriate or desirable, the Collateral Agent from time to time may establish sub-accounts as part of the Trust Account for the purpose of better identifying and maintaining proceeds of Collateral, all of which sub-accounts shall be treated as and be deemed equivalent to, the Trust Account for all purposes hereof.
     Section 4.02. Control of Trust Account. All right, title and interest in and to the Trust Account shall vest in the Collateral Agent, and funds on deposit in the Trust Account shall constitute part of the Trust Estate. The Trust Account shall be subject to the exclusive dominion and control of the Collateral Agent.
     Section 4.03. Investment of Funds Deposited in Trust Account. At the written direction of the Majority Holders, the Collateral Agent shall invest and reinvest moneys on deposit in the Trust Account at any time in:
     (a) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government;
     (b) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof having capital, surplus and undivided profits in excess of $500 million whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s;
     (c) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above;

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     (d) commercial paper rated at least P-1 by Moody’s or A-1 by S&P and maturing within six months after the date of acquisition; and
     (e) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (a) through (d) above;
provided that the Majority Holders shall not be entitled to direct the making of any such investment or reinvestment to the extent that the Trustors would not be permitted to hold such investment under the terms of any Documents. All such investments and the interest and income received thereon and therefrom and the net proceeds realized on the sale thereof shall be held in the Trust Account, as applicable, as part of the Trust Estate.
     Section 4.04. Application of Moneys in Trust Account. All moneys held by the Collateral Agent in the Trust Account shall, to the extent available for distribution, be distributed (or deposited in a separate account for the benefit of the Indenture Trustee and each New Representative pursuant to Section 4.05) by the Collateral Agent as follows:
     First: To the Collateral Agent in an amount equal to the Collateral Agent’s Fees that are unpaid as of the relevant Distribution Date and to any Secured Party that has theretofore advanced or paid any Collateral Agent’s Fees in an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such Distribution Date;
     Second: to the Indenture Trustee and each New Representative (if any) equally and ratably (in the same proportion that the unpaid Obligations of the Indenture Trustee or such New Representative, as applicable, bear to all unpaid Obligations on the relevant Distribution Date) for application to the payment in full of all outstanding Obligations (other than Obligations paid pursuant to clause first above) that are then due and payable to the Secured Parties (which shall then be applied or held by the Indenture Trustee and each such New Representative in such order as may be provided in the applicable Documents); provided that any moneys held in the Trust Account that were received in connection with any collection, sale, foreclosure or other realization upon any assets or properties that do not constitute Collateral with respect to one or more Series of New Obligations shall be distributed pursuant to this clause Second to the Indenture Trustee and each New Representative with respect to each Series of New Obligations that is secured by such assets or properties, equally and ratably (in the same proportion that the unpaid Obligations of the Indenture Trustee or such New Representative, as applicable, bear to all unpaid Obligations secured by such assets or properties on the relevant Distribution Date); and
     Third: Any surplus then remaining shall be paid to the respective Trustor, its successors or assigns, or as a court of competent jurisdiction may direct.
     In connection with the application of proceeds pursuant to this Section 4.04, except as otherwise directed in writing by the Majority Holders, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.
     Section 4.05. Application of Moneys Distributable to Secured Parties. If at any time any moneys collected or received by the Collateral Agent pursuant to this Agreement or any Collateral Document are distributable pursuant to Section 4.04 to the

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Indenture Trustee or any New Representative, and if the Indenture Trustee or such New Representative shall notify the Collateral Agent that no provision is made under the Note Documents or New Documents, as applicable, (a) for the application by the Indenture Trustee or such New Representative, as applicable, of such amounts so distributable (whether by virtue of the Note Obligations or the applicable New Obligations not having become due and payable or otherwise) or (b) for the receipt and the holding by the Indenture Trustee or such New Representative, as applicable, of such amounts pending the application thereof, then the Collateral Agent shall invest, at the written direction of the Majority Holders, all such amounts applicable to the Note Obligations or the New Obligations in obligations of the kinds referred to in Section 4.03, with the specific investment specified in writing and shall hold all such amounts so distributable, and all such investments and the proceeds thereof, in trust solely for the Indenture Trustee and/or such New Representative and for no other purpose until such time as the Indenture Trustee or such New Representative shall request the delivery thereof by the Collateral Agent to the Indenture Trustee or such New Representative, as applicable, for application by it pursuant to the Note Documents or the New Documents, as applicable.
     This Article 4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Obligations, each present and future Indenture Trustee, each present and future New Representative and the Collateral Agent as a Secured Party.
ARTICLE 5
Agreements with the Collateral Agent
     Section 5.01. Delivery of Documents. Concurrently with the execution of this Agreement on the date hereof, the Company will deliver to the Collateral Agent a true and complete copy of each of the Documents then in effect. The Company agrees that, promptly upon the execution thereof, Company will, or cause the applicable Trustor to, deliver to the Collateral Agent a true and complete copy of (a) any and all amendments, modifications or supplements to any Document, and (b) any Documents, entered into subsequent to the date hereof. Unless and until the Collateral Agent actually receives such copies it shall not be deemed to have knowledge of them.
     Section 5.02. Information as to Secured Parties. The Company agrees that it shall deliver to the Collateral Agent from time to time upon the reasonable request of the Collateral Agent, a list setting forth, by each Document then in effect:
     (i) the aggregate amount outstanding thereunder;
     (ii) the interest rates then in effect thereunder;
     (iii) to the extent known to the Company, the names of the holders of the Notes outstanding thereunder and the unpaid principal amount owing to each such holder of Notes; and

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     (iv) the names of such other Secured Parties under any other Series of Obligations and the unpaid aggregate amounts owing to each such Secured Party.
     The Company will furnish to the Collateral Agent within 30 days after the date hereof, and periodically if notice addresses and/or addresses change, a list setting forth the name and address of each party to whom notices must be sent under the Documents. At all times the Collateral Agent may assume without inquiry that the most recent list it has received remains current.
     Section 5.03. Compensation and Expenses. The Trustors, jointly and severally, agree to pay to the Collateral Agent from time to time following receipt of an invoice therefrom:
     (i) compensation (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust), as agreed by the Trustors and the Collateral Agent, for Collateral Agent’s services hereunder and under the Collateral Documents and for administering the Trust Estate; and
     (ii) all of the fees, reasonable costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees, expenses and disbursements of their counsel and such special counsel, auditors, accountants, consultants or appraisers or other professional advisors and agents as the Collateral Agent elect to retain) (A) arising in connection with the negotiation, preparation, execution, delivery, modification and termination of, or consent or waiver to, this Agreement and each Collateral Document or the enforcement of any of the provisions hereof or thereof, or (B) incurred or required to be advanced in connection with the administration of the Trust Estate, the sale or other disposition of Collateral pursuant to any Collateral Document and the preservation, protection or defense of the Collateral Agent’s rights under this Agreement and in and to the Collateral and the Trust Estate, and all reasonable costs and expenses incurred by the Collateral Agent and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Agent’s Liens on the Collateral.
     The obligations of the Trustors under this Section 5.03 shall survive the termination of the other provisions of this Agreement.
     Section 5.04. Stamp and Other Similar Taxes. The Trustors, jointly and severally, agree to indemnify and hold harmless the Collateral Agent and each Secured Party (and their respective agents) from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto that may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Collateral Document, the Trust Estate or any Collateral. The obligations of the Trustors under this Section 5.04 shall survive the termination of the other provisions of this Agreement.
     Section 5.05. Filing Fees, Excise Taxes, Etc.. The Trustors, jointly and severally, agree to pay or to reimburse the Collateral Agent and its agents for any and all amounts

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in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each Collateral Document. The obligations of the Trustors under this Section 5.05 shall survive the termination of the other provisions of this Agreement.
     Section 5.06. Indemnification. The Trustors, jointly and severally, agree to pay, indemnify, and hold the Collateral Agent, the Indenture Trustee and each of its officers, directors, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the Collateral Documents (including, but not limited to, actions by the Collateral Agent to enforce its rights with respect to the Collateral), unless arising from the gross negligence or willful misconduct (in either case, as determined by a final judgment of a court of competent jurisdiction) of the Collateral Agent or such of the agents as are seeking indemnification. The foregoing indemnities in this Section 5.06 shall survive the resignation or removal of the Collateral Agent or the termination of this Agreement.
     Section 5.07. Further Assurances; Notation on Financial Statements. (a) At any time and from time to time, upon the written request of the Collateral Agent, and, at the sole expense of the Trustors, the Trustors will promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent reasonably deems necessary or desirable in obtaining the full benefits of this Agreement, the Collateral Documents and the other Documents and of the rights and powers herein and therein granted. To the extent required by law, the Trustors shall, in all of their financial statements, indicate by footnote or otherwise that the Obligations are secured pursuant to this Agreement and the Collateral Documents.
     (b) Pursuant to the Indenture and the Security Agreement, from time to time, additional direct or indirect subsidiaries of the Company are required to become parties to the Security Agreement. In connection with any such subsidiary becoming party to the Security Agreement, such subsidiary (an “Additional Trustor”) shall execute a Supplement to Collateral Trust Agreement in the form of Exhibit A hereto and upon such execution shall become a Trustor hereunder with all applicable rights and responsibilities.
ARTICLE 6
The Collateral Agent
     Section 6.01. Acceptance of Trust, Powers of the Collateral Agent. (a) The Collateral Agent, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof, including those contained in this Article 6.
     (b) The Collateral Agent is authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interests, rights, powers and remedies under this Agreement and the Collateral Documents and applicable

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law and in equity and to act as set forth in this Agreement or as requested in any lawful directions given to it from time to time in respect of any matter by a written notice of the Majority Holders.
     (c) Neither the Indenture Trustee nor any New Representative or any other holder of Obligations will have any liability whatsoever for any act or omission of the Collateral Agent.
     (d) The Collateral Agent will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent and all other property of the Trust Estates solely and exclusively for the benefit of all present and future holders of Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 4.04.
     (e) Except as expressly provided herein, no provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.
     Section 6.02. Exculpatory Provisions. (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained in this Agreement or in any Collateral Document, all of which are made solely by the Trustors. The Collateral Agent makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Trustors thereto or as to the security afforded by any Collateral Document or this Agreement, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any Collateral Document or the Obligations secured hereby and thereby, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate, except that in the event the Collateral Agent enters into possession of a part or all of the Trust Estate, the Collateral Agent shall preserve the part in its possession.
     (b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Trustors of any of the covenants or agreements contained in this Agreement, in any Collateral Document or in any other Document. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Obligations then held by a Secured Party, the Collateral Agent may conclusively rely on a certificate of such Secured Party or its representative (including the Indenture Trustee or any applicable New Representative) as to such amount, and if any such Secured Party or representative shall not give such information to the Collateral Agent, such Secured Party shall not be entitled to receive distributions hereunder (in which case such distributions shall be held in trust for such Secured Party) until it has given such information to the Collateral Agent.

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     (c) The Collateral Agent shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or any Collateral Document except for its own gross negligence or willful misconduct.
     (d) The Collateral Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the maintenance of any security interest intended to be perfected thereby.
     Section 6.03. Delegation of Duties. The Collateral Agent may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, which may include officers and employees of the Trustors. The Collateral Agent shall be entitled to advice of counsel, at the expense of the Trustors, concerning all matters pertaining to such trusts, powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.
     Section 6.04. Reliance by Collateral Agent. (a) Whenever in the administration of the trusts of this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established in connection with the taking, suffering or omitting any action hereunder by the Collateral Agent, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by an Officer’s Certificate delivered to the Collateral Agent, and such certificate shall be full warranty to the Collateral Agent for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 6.05.
     (b) The Collateral Agent may consult with counsel of its selection, and any opinion of such counsel who is not an employee of the Collateral Agent shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.
     (c) The Collateral Agent may conclusively rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any Collateral Document. Without limitation to the foregoing, the Collateral Agent may rely as provided in this Section 6.04 on any Officer’s Certificate provided by the Company pursuant to Section 2.02 hereof, and may deem such information correct until such time as it receives any written modification of any such certificate from Company in respect thereof.

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     (d) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement at the request or direction of the Majority Holders pursuant to this Agreement or any Collateral Document, unless the Collateral Agent shall have been provided adequate security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Agent.
     Section 6.05. Limitations on Duties of Collateral Agent. (a) The Collateral Agent shall be obliged to perform such duties and only such duties as are specifically set forth in this Agreement or in any Collateral Document, and no implied covenants or obligations shall be read into this Agreement or any Collateral Document against the Collateral Agent and the Collateral Agent shall not be liable with respect to any action taken or omitted by it in accordance with the direction of the Majority Holders pursuant to Section 3.08.
     (b) Except as herein otherwise expressly provided, the Collateral Agent shall not be under any obligation to take any action that is discretionary with the Collateral Agent under the provisions hereof or any Collateral Document except upon the written request of the Majority Holders pursuant to Section 3.08. The Collateral Agent shall make available for inspection and copying by the Indenture Trustee and each New Representative, each certificate or other paper furnished to the Collateral Agent by the Company under or in respect of this Agreement, any Collateral Document or any of the Trust Estate.
     (c) Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement of approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall, except as otherwise expressly provided in this Agreement, be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Secured Parties. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.
     Section 6.06. Moneys to Be Held in Trust. All moneys received by the Collateral Agent under or pursuant to any provision of this Agreement or any Collateral Document shall be held in trust for the purposes for which they were paid or are held.
     Section 6.07. Resignation and Removal of the Collateral Agent. (a) The Collateral Agent may at any time, by giving 30 days’ prior written notice to the Company, the Indenture Trustee and each New Representative (if any), resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the earlier of: (i) 30 days from the date of such notice and (ii) the appointment of a successor trustee or trustees by the Company, the acceptance of such appointment by such successor

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trustee or trustees, and the approval of such successor trustee or trustees by the Majority Holders; provided that no resignation shall become effective unless and until a successor trustee has been appointed as provided herein. The Collateral Agent may be removed at any time and a successor trustee or trustees appointed by the affirmative vote of the Majority Holders; provided that the Collateral Agent shall be paid its fees and reasonable expenses to the date of removal. If no successor trustee or trustees shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation, the Collateral Agent shall, or the Indenture Trustee, any New Representative or any other Secured Party may, apply to any court of competent jurisdiction to appoint a successor trustee or trustees (which may be an individual or individuals) to act until such time, if any, as a successor trustee or trustees shall have been appointed as above provided. Any successor trustee or trustees so appointed by such court shall immediately and without further act be superseded by any successor trustee or trustees approved by the Majority Holders as above provided.
     (b) If at any time the Collateral Agent shall resign or be removed or otherwise become incapable of acting, or if at any time, a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor trustee or trustees may be appointed by the Majority Holders, and the powers, duties, authority and title of the predecessor trustee or trustees terminated and canceled without procuring the resignation of such predecessor trustee or trustees, and without any other formality (except as may be required by applicable law) than appointment and designation of a successor trustee or trustees in writing, duly acknowledged, delivered to the predecessor trustee or trustees and Company, and filed for record in each public office, if any, in which this Agreement is required to be filed.
     (c) The appointment and designation referred to in Section 6.07(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor trustee or trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor, and upon such filing for record the successor trustee or trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Majority Holders, the Company or the successor trustee or trustees, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all Securities and moneys held by it to such successor trustee or trustees. Should any deed, conveyance or other instrument in writing from any Trustor be required by any successor trustee or trustees for more fully and certainly vesting in such successor trustee or trustees the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor trustee or trustees, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor trustee or trustees, be executed, acknowledged and delivered by such Trustor.
     (d) Any required filing for record of the instrument appointing a successor trustee or trustees as hereinabove provided shall be at the sole expense of the Trustors. The resignation of any trustee or trustees and the instrument or instruments removing any trustee or trustees, together with all other instruments, deeds and conveyances provided

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for in this Article 6 shall, if permitted by law, be forthwith recorded, registered and filed by and at the expense of the Trustors, wherever this Agreement is recorded, registered and filed.
     Section 6.08. Status of Successors to the Collateral Agent. Except as permitted by Section 6.07, every successor to the Collateral Agent appointed pursuant to Section 6.07 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the 48 contiguous States, and shall also have (together with its corporate affiliates) capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms.
     Section 6.09. Merger of the Collateral Agent. Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, or any corporation to which the Collateral Agent shall transfer all or substantially all of its corporate trust business (including the administration of this trust) shall be Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.
     Section 6.10. Co-Trustee, Separate Trustee. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is so necessary or advisable in the interest of the Secured Parties, or the Majority Holders shall in writing so request the Collateral Agent and the Trustors, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Agent and the Trustors shall, at the reasonable request of the Collateral Agent, execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Agent and the Trustors, either to act as co-trustee or co-trustees of all or any of the Collateral, jointly with the Collateral Agent originally named herein or any successor or successors, or to act as separate trustee or trustees of any such property. In the event the Trustors shall not have joined in the execution of such instruments and agreements within 30 days after the receipt of a written request from the Collateral Agent so to do, or in case an Actionable Default shall have occurred and be continuing, the Collateral Agent may act under the foregoing provisions of this Section 6.10 without the concurrence of the Trustors, and the Trustors hereby appoint the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section 6.10 in either of such contingencies.
     (b) Every separate trustee and every co-trustee, other than any trustee that may be appointed as successor to the Collateral Agent, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:
     (i) all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys,

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papers or Securities shall be exercised solely by the Collateral Agent, or its successors hereunder;
     (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;
     (iii) no power given hereby to, or that it is provided hereby may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder by such co-trustee or co-trustees or separate trustee or separate trustees, except jointly with, or with the consent in writing of, the Collateral Agent, anything herein contained to the contrary notwithstanding;
     (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
     (v) the Trustors and the Collateral Agent, at any time by an instrument in writing, executed by them, may accept the resignation of or remove any such separate trustee or co-trustee, and in that case, by an instrument in writing executed by the Trustors and the Collateral Agent jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything herein contained to the contrary notwithstanding. In the event that the Trustors shall not have joined in the execution of any such instrument within ten days after the receipt of a written request from the Collateral Agent so to do, or in case an Actionable Default shall have occurred and be continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Trustors, the Trustors hereby appointing the Collateral Agent its agent and attorney to act for it in such connection in either of such contingencies. In the event that the Collateral Agent shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, it may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee, the successor to any such separate trustee or co-trustee to be appointed by the Trustors and the Collateral Agent, or by the Collateral Agent alone, as provided in this Section 6.10.

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ARTICLE 7
Release of Collateral
     Section 7.01. Conditions to Release; Release Procedure. (a) Subject to Section 7.01(c), the Collateral Agent’s Liens upon the Collateral will be released:
     (i) in whole, upon (A) payment in full and discharge of all outstanding Notes (or upon a defeasance or discharge in accordance with the Indenture) and all outstanding indebtedness in respect of each New Facility (if any) (or upon a defeasance or discharge of each such New Facility in accordance with the applicable New Documents) and all other Obligations (in each case other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made) and (B) termination or expiration of all commitments to extend credit under all Documents; provided that the Company shall have delivered an Officer’s Certificate to the Collateral Agent certifying that the conditions described in this clause (i) have been met and that such release of the Collateral is permitted under, and does not violate the terms of, any Document;
     (ii) as to any Collateral that is sold, transferred or otherwise disposed of by any Trustor to a Person that is not (either before or after such sale, transfer or disposition) the Company or any other Trustor in a transaction or other circumstance that is permitted by all of the Documents, automatically at the time of such sale, transfer or other disposition (but excluding any transaction subject to Article 5 of the Indenture where the recipient is required to become the obligor on the Notes or a Guarantor or any similar provision contained in any other Document) to the extent of the interest sold, transferred or otherwise disposed of; provided that, to the extent provided in the Collateral Documents, the Collateral Agent’s Liens will attach to the proceeds received in respect of any such sale, transfer or other disposition, subject to the priorities set forth in Section 4.04;
     (iii) as to a release of any portion of the Collateral (which may include all or substantially all of the Collateral), with respect to such Collateral, if (A) consent to the release of such Liens of the Collateral Agent on such Collateral has been given by (i) the requisite holders of Notes (or the Indenture Trustee, on behalf of the requisite holders of Notes) and (ii) the requisite holders of indebtedness in respect of each other Series of Obligations, in each case as permitted by, and in accordance with, the applicable Documents and (B) the Company shall have delivered an Officer’s Certificate to the Collateral Agent certifying that the conditions described in this clause (iii) have been met and that such release of the Collateral is permitted under, and does not violate the terms of, any Document; provided that the Collateral Agent’s Liens on any such Collateral solely securing a particular Series of New Obligations shall be released with respect to such Series if (A) consent to the release of such Liens has been given by the requisite holders of such Series of New Obligations (determined under the New Documents governing such Series) and (B) the Company shall have delivered an Officer’s Certificate to the Collateral Agent certifying that the conditions described in this proviso to clause (iii) have been met and that such

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release of the Collateral is permitted under, and does not violate the terms of, any Document; and
     (iv) if any part of the Collateral is subject to any Permitted Lien (as defined in the Security Agreement) that is senior to the Liens securing the Collateral as a matter of law, the Collateral Agent will execute any document reasonably requested in writing by the Company to evidence such subordination.
     (b) Subject to Section 7.01(c), the Collateral Agent’s Liens on the Collateral securing the Note Obligations only (and not any other Obligations) will be released upon payment in full and discharge of all outstanding Notes (or upon a defeasance or discharge in accordance with the Indenture) and all other Note Obligations (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made), and thereafter the rights of the holders of the Notes and the Note Obligations to the benefit and proceeds of the Collateral Agent’s Liens on the Collateral will terminate and be discharged; provided that the Company shall have delivered an Officer’s Certificate to the Collateral Agent certifying that the conditions described in this clause (b) have been met and that such release of the Collateral is permitted under, and does not violate the terms of, any Document;
     (c) All of the Collateral shall not be released pursuant to Section 7.01(a)(i), 7.01(a)(iii) or 7.01(b) unless and until all Collateral Agent’s Fees (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made) shall have been paid in full.
     (d) The Collateral of a Guarantor shall be automatically released upon the release of such Guarantor’s obligations under its Note Guaranty as provided in Section 10.09 of the Indenture and the comparable provision of each other Document.
     (e) Upon the release of the Collateral, or any portion thereof, in each case in accordance with the provisions hereof (other than any Collateral that is released with respect to less than all of the Obligations), all right, title and interest of the Collateral Agent in, to and under the Trust Estate in respect of the Collateral or portion thereof so released, and the Collateral Documents in respect of such Collateral, shall terminate and shall revert to the respective Trustors, their successors and assigns, and the estate, right, title and interest of the Collateral Agent therein shall thereupon cease, determine and become void; and in such case (including a release with respect to less than all of the Obligations), upon the written request of the respective Trustors, their successors or assigns, and at the cost and expense of the Trustors, their successors or assigns, the Collateral Agent shall execute in respect of the Collateral so released, a satisfaction of the Collateral Documents with respect to such Collateral and such instruments as are necessary or desirable to terminate and remove of record any documents constituting public notice of the Collateral Documents and the security interests and assignments granted thereunder, in each case with respect to such Collateral, and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to the Trustors, in respect of the Collateral so released, all property, including all moneys, instruments and Securities (if any), of the Trustors then held by the Collateral Agent. The cancellation and satisfaction of the Collateral Documents shall be without prejudice

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to the rights of the Collateral Agent or any successor trustee to charge and be reimbursed for any expenditures that it may thereafter incur in connection therewith.
ARTICLE 8
Miscellaneous
     Section 8.01. Amendments, Supplements and Waivers. (a) With the written consent of the Indenture Trustee and each New Representative (if any) (in each case given in accordance with the requirements (including the amendment provisions) of the Documents with respect to the applicable Series of Obligations), the Collateral Agent and the Trustors may, from time to time, enter into written supplements, amendments, restatements, waivers or other modifications to this Agreement or any Collateral Document for the purpose of adding to, amending, waiving or otherwise modifying any provision of this Agreement or any Collateral Document or changing the rights of the Collateral Agent, the Secured Parties or the Trustors hereunder or thereunder; provided, however, that:
     (i) no such supplement, amendment, restatement, waiver or other modification shall, without the written consent of the Collateral Agent, (x) amend, modify or waive any provision of Article 6 or alter the duties or obligations of the Collateral Agent hereunder or under any Collateral Document or (y) amend or modify the definition of “Majority Holders” set forth in Section 1.02;
     (ii) any such supplement, amendment, restatement, waiver or other modification that would only adversely affect the Obligations of a particular Series shall require only the written consent of the Representative with respect to such Series (given in accordance with the requirements (including the amendment provisions if applicable) of the Documents with respect to such Series); and
     (iii) any such supplement, amendment, restatement, waiver or other modification that has the effect of releasing Collateral from the Liens granted pursuant to the Collateral Documents other than as provided for in Section 7.01 shall be effective only if made in accordance with the requirements of, and the amendment provisions set forth in, each of the Documents;
provided, however, that notwithstanding the foregoing, (x) no Trustor shall have any right to consent to or approve any supplement, amendment, restatement, waiver or other modification of any provision of this Agreement that is solely and exclusively an intercreditor matter that affects the Secured Parties and does not adversely affect the rights or obligations of any Trustor (including, without limitation, Sections 2.03 and 4.04), but the Collateral Agent shall promptly provide a copy of any such executed amendment, restatement, supplement, modification or waiver to the Trustors and (y) without the consent of any Secured Party, any Collateral Document may be supplemented, amended, restated, waived or otherwise modified (A) to the extent (and only to the extent) required to allow for any release of Collateral that is expressly permitted by Section 7.01 and (B) in the following circumstances:

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          (1) to cure any ambiguity, defect or inconsistency in this Agreement, the Security Agreement or any other agreement, document or instrument pursuant to which a Lien is granted securing any Obligations or under which rights or remedies with respect to such Liens are governed;
          (2) to comply with (i) Article 5 of the Indenture or (ii) the comparable provisions of any New Documents; provided, in the case of clause (ii), that the applicable supplement, amendment, restatement, waiver or other modification does not adversely affect the Note Obligations;
          (3) to comply with the requirements of the Securities and Exchange Commission in connection with the qualification under the Trust Indenture Act of 1939 of (i) the Indenture or (ii) any New Documents; provided, in the case of clause (ii), that the applicable supplement, amendment, restatement, waiver or other modification does not adversely affect the Note Obligations;
          (4) to evidence and provide for the acceptance of an appointment by a successor Indenture Trustee or Collateral Agent;
          (5) to conform the text of this Agreement, the Security Agreement or any other agreement, document or instrument pursuant to which a Lien is granted securing any Obligations or under which rights or remedies with respect to such Liens are governed to any provision of the “Description of Notes” section of the offering memorandum dated November 5, 2010 relating to the offering by the Company of the Notes, as certified in an Officer’s Certificate; or
          (6) to make any other change that does not materially and adversely affect the rights of any Secured Party.
     Any such supplement, amendment, restatement, waiver or other modification shall be binding upon the Trustors, the Secured Parties and the Collateral Agent and their respective successors. The Collateral Agent shall not enter into any such supplement, amendment, restatement, waiver or other modification unless it shall have received (x) written authorization from the Indenture Trustee and each New Representative to enter into same, which authorization shall include a statement to the effect that the requisite holders of the applicable Series of Obligations (determined under the Documents governing such Series) have authorized the entry into same and (y) an Officer’s Certificate to the effect that such supplement, amendment, restatement, waiver or other modification will not result in a breach of any provision or covenant contained in the Indenture, any other Document or this Agreement.

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     (b) Notwithstanding the foregoing, without the consent of any Secured Party, the Collateral Agent and the Trustors, at any time and from time to time, may enter into additional pledge or Collateral Documents or one or more agreements supplemental hereto or to any Collateral Document, in form reasonably satisfactory to the Collateral Agent (it being understood that any supplement in the form of Exhibits A and B shall be deemed to be satisfactory to the Collateral Agent):
     (i) to add to the covenants of the Trustors, for the benefit of the Secured Parties, or to surrender any right or power herein conferred upon the Trustors;
     (ii) to pledge or grant a security interest in any property or assets that are required to be pledged, or in which a security interest is required to be granted, to the Collateral Agent pursuant to any Collateral Document or any other applicable Document;
     (iii) to cure any ambiguity or omission, to correct or to supplement any provision herein or in any Collateral Document that may be defective or inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising hereunder or under any Collateral Document that shall not be inconsistent with any provision hereof or of any Collateral Document;
     (iv) to add an Additional Trustor; and
     (v) to add New Representative.
     (c) In executing, or accepting the additional trusts created by, any amendment, supplement or waiver hereto or to any other Collateral Document, permitted by this Agreement or such Collateral Document, the Collateral Agent shall receive and shall be fully protected in conclusively relying upon, an opinion of counsel or an Officer’s Certificate stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Agreement or such Collateral Document. The Collateral Agent may, but shall not be obligated to, enter into any amendment, supplement or waiver, which adversely affects the Collateral Agent’s own rights, duties or immunities under this Agreement, such Collateral Document or otherwise.
     (d) Notwithstanding the foregoing, at the written instruction of the Trustee, the Collateral Agent shall execute and deliver the Spectrum Registration Rights Agreement, the Spectrum Stockholder Agreement and other agreements with respect to equityholders’ rights to which any Trustor is a party or becomes a party from time to time after execution of this Agreement.
     Section 8.02. Voting. (a) In connection with any matter under this Agreement requiring a vote of holders of Obligations at any time, each Series of Obligations will cast its votes in accordance with the Note Documents or the New Documents, as applicable, governing such Series of Obligations and as contemplated by the definition of Majority Holders hereunder.

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     (b) For the avoidance of doubt, for purposes of determining at any time whether the “Majority Holders” have given any instruction or taken any action hereunder (or consented to the taking of any action hereunder), the following rules shall apply: (i) the Representative with respect to each Series of Obligations shall be deemed to hold the principal amount of indebtedness constituting Obligations then outstanding under such Series of Obligations, (ii) each Representative shall, with respect to the principal amount of indebtedness constituting Obligations deemed held by such Representative pursuant to the preceding clause (i), provide any such instruction to, or shall instruct the Collateral Agent to take such action, in accordance with voting provisions set forth in the Documents with respect to the applicable Series of Obligations and subject to the proviso at the end of the definition of “Majority Holders” and to the last sentence of such definition and (iii) based on the foregoing procedures, the Collateral Agent shall determine (which determination shall be conclusive absent manifest error), whether the Secured Parties that have given such instruction or taken such action (or consented to the taking of such action) constitute the “Majority Holders” as defined in the definition thereof.
     (c) Any direction in writing delivered to the Collateral Agent by or with the written consent of the Majority Holders (a) shall set forth the aggregate amount of Obligations owed by the Trustors to the Secured Parties represented by the Indenture Trustee and by each New Representative under the Note Documents or the applicable New Documents, as the case may be, calculated as of the date of determination and in accordance with the definition of Majority Holders hereunder, and (b) shall be binding upon all of the Secured Parties, unless the matter which is the subject of the applicable vote requires pursuant to the terms hereof the consent of all Secured Parties.
     Section 8.03. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent by mail, overnight courier or hand delivery:
     (a) If to any Trustor, to it at the address of the Company at: Harbinger Group Inc., 450 Park Avenue, 27th Floor, New York, NY 10022, Attention: Francis T. McCarron (facsimile: (212) 339-5801), or at such other address as shall be designated by it in a written notice to the Collateral Agent.
     (b) If to the Collateral Agent, to it at its address at: Wells Fargo Bank, National Association, 625 Marquette Avenue, 11th Floor, MACN 9311-110 Minneapolis, MN, 55479, Attention: Corporate Trust Services (facsimile: (612) 667-9825), or at such other address as shall be designated by it in a written notice to the Company.
     (c) If to the Indenture Trustee, to it at its address at: Wells Fargo Bank, National Association, 625 Marquette Avenue, 11th Floor, MACN 9311-110 Minneapolis, MN, 55479, Attention: Corporate Trust Services (facsimile: (612) 667-9825), or at such other address as shall be designated by it in writing to the Collateral Agent.
     (d) If to any New Representative, to it at its address as designated in the Collateral Trust Joinder to which it is a party, or at such other address as shall be designated by it in writing to the Collateral Agent.

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     All such notices, requests, demands and communications shall be deemed to have been duly given or made, when delivered by hand, the Business Day following deposit with an overnight courier, or five Business Days after being deposited in the mail, postage prepaid, or when telecopied or electronically transmitted, receipt acknowledged; provided, however, that any notice, request, demand or other communication to the Collateral Agent shall not be effective until received.
     Section 8.04. Headings. Article, Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
     Section 8.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 8.06. Treatment of Payee or Indorsee by Collateral Agent. (a) The Collateral Agent may treat the registered holder of any registered note, and the payee or indorsee of any note or debenture that is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.
     (b) Any person, firm, corporation or other entity that shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Agreement or any Collateral Document or the Collateral shall present to the Collateral Agent such documents, including, without limitation, opinions of counsel, as the Collateral Agent may reasonably require, in order to demonstrate to the Collateral Agent the authority of such person, firm, corporation or other entity to act as the representative of such Secured Parties.
     Section 8.07. Dealings with the Trustors. (a) Upon any application or demand by any Trustor to the Collateral Agent to take or permit any action under any of the provisions of this Agreement, such Trustor shall furnish to the Collateral Agent an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate or opinion need be furnished.
     (b) Any opinion of counsel may be based, insofar as it relates to factual matters, upon an Officer’s Certificate filed with the Collateral Agent.
     Section 8.08. Claims Against the Collateral Agent. Any claims or causes of action that the holders of any Obligations, the Indenture Trustee, any New Representative or any Trustor shall have against the Collateral Agent shall survive the termination of this Agreement and the release of the Collateral hereunder.
     Section 8.09. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Secured Parties, and their respective

33

successors and assigns, and nothing herein or in any Collateral Document is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Agreement, any Collateral Document, the Collateral or the Trust Estate. All obligations of the Trustors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Agent, the Indenture Trustee, each New Representative and each present and future holder of Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.
     Section 8.10. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York and any action alleging any breach by the Collateral Agent of its duties hereunder, whether by act or omission or anticipatory, shall be prosecuted only in the federal or state courts of competent jurisdiction in the State, County and City of New York.
     Section 8.11. Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Collateral Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Trustor, for itself and in connection with its properties, irrevocably:
     (a) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;
     (b) waives any defense of forum non conveniens;
     (c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 8.03;
     (d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and
     (e) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.
     Section 8.12. Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the Collateral Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the Collateral Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement or the Collateral Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its

34

related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 8.12 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the Collateral Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
     Section 8.13. Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 8.14. Consequential Damages. In no event shall the Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
     Section 8.15. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or PDF transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
     Section 8.16. Incorporation by Reference. In connection with its execution and acting as agent or trustee (as applicable) hereunder, each of the Collateral Agent, the Indenture Trustee and any New Representative are entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to them under the Collateral Documents and any other applicable Documents.
     Section 8.17. USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Collateral Agent is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The parties to this Indenture agree that they will provide the Collateral Agent with such information as it may request in order for the Collateral Agent to satisfy the requirements of the USA PATRIOT Act.

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     Section 8.18. Rights Of Holders. No holder of any Note Obligations or holder of any New Obligations shall have any independent rights hereunder other than those rights granted to individual holders of Note Obligations pursuant to Section [6.07] of the Indenture or comparable provision for holders of New Obligations under any New Document; provided that nothing in this subsection shall limit any rights granted to the Indenture Trustee under the Notes or the Indenture or any New Representative under any New Document.
[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee under the Indenture
By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

HARBINGER GROUP INC.
By:
Name:
Title:

Collateral Trust Agreement

Exhibit A to
Collateral Trust Agreement
[FORM OF] SUPPLEMENT TO COLLATERAL TRUST AGREEMENT
     Reference is made to the Collateral Trust Agreement, dated as of [DATE], 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among Harbinger Group Inc., a Delaware corporation, (the “Company”), the Additional Trustors from time to time party thereto, Wells Fargo Bank, National Association, as Indenture Trustee, Wells Fargo Bank, National Association, as Collateral Agent, and each other Person party thereto from time to time. Terms defined in the Collateral Trust Agreement and not otherwise defined herein are as defined in the Collateral Trust Agreement.
     This Supplement to Collateral Trust Agreement, dated as of __________, 20__ (this “Supplement to Trust Agreement”), is being delivered pursuant to Section 5.07 of the Collateral Trust Agreement.
     The undersigned, _________, a ___________ (the “Additional Trustor”) hereby agrees to become a party to the Collateral Trust Agreement as a Trustor thereunder, for all purposes thereof on the terms set forth therein, and to be bound by all of the terms and provisions of the Collateral Trust Agreement as fully as if the Additional Trustor had executed and delivered the Collateral Trust Agreement as of the date thereof.
     This Supplement to Collateral Trust Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.
     This Supplement to Collateral Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the Additional Trustor has caused this Supplement to Collateral Trust Agreement to be duly executed by its authorized representative as of the day and year first above written.

[ADDITIONAL TRUSTOR]
By:
Name:
Title:

     The Collateral Agent acknowledges receipt of this Supplement to Collateral Trust Agreement and agrees to act as Collateral Agent with respect to the Collateral pledged by the Additional Trustor, as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

Exhibit B to
Collateral Trust Agreement
[FORM OF] JOINDER TO COLLATERAL TRUST AGREEMENT
     Reference is made to the Collateral Trust Agreement, dated as of [DATE], 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among Harbinger Group Inc., a New Jersey corporation (the “Company”), the Additional Trustors from time to time party thereto, Wells Fargo Bank, National Association, as Indenture Trustee, Wells Fargo Bank, National Association, as Collateral Agent, and each other Person party thereto from time to time. Terms defined in the Collateral Trust Agreement and not otherwise defined herein are as defined in the Collateral Trust Agreement.
     This Joinder to Collateral Trust Agreement, dated as of ________, 20__ (this “Collateral Trust Joinder”), is being delivered pursuant to Section 2.02 of the Collateral Trust Agreement as a condition precedent to the incurrence of the indebtedness for which the undersigned is acting as agent being entitled to the benefits of being Obligations under the Collateral Trust Agreement.
     1. Joinder. The undersigned, _________________, a ___________, (the “New Representative”) as [trustee, administrative agent] under that certain [describe New Facility] (the “New Facility”) hereby agrees to become party as an New Representative and a Secured Party under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
     2. Lien Sharing and Priority Confirmation. The undersigned New Representative, on behalf of itself and each holder of obligations in respect of the New Facility (together with the New Representative, the “New Secured Parties”), hereby agrees, for the enforceable benefit of all existing and future New Representative, each existing and future Representative and each existing and future Secured Party, and as a condition to being treated as Obligations under the Collateral Trust Agreement that:
     (a) all Obligations will be and are secured equally and ratably by all Liens granted to the Collateral Agent, for the benefit of the Secured Parties, which are at any time granted by any Trustor to secure any Obligations whether or not upon property otherwise constituting collateral for such New Facility, and that all Liens granted pursuant to the Collateral Documents will be enforceable by the Collateral Agent for the benefit of all holders of Obligations equally and ratably as contemplated by the Collateral Trust Agreement;
     (b) the New Representative and each other New Secured Party is bound by the terms, conditions and provisions of the Collateral Trust Agreement and the Collateral Documents, including, without limitation, the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens; and

     (c) the New Representative shall perform its obligations under the Collateral Trust Agreement and the Collateral Documents.
     3. Appointment of Collateral Agent. The New Representative, on behalf of itself and the New Secured Parties, hereby (a) irrevocably appoints [Wells Fargo Bank, National Association]1 as Collateral Agent for purposes of the Collateral Trust Agreement and the Collateral Documents, (b) irrevocably authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent in the Collateral Trust Agreement and the Collateral Documents, together with such actions and powers as are reasonably incidental thereto, and authorizes the Collateral Agent to execute any Collateral Documents on behalf of all Secured Parties and to take such other actions to maintain and preserve the security interests granted pursuant to any Collateral Documents, and (c) acknowledges that it has received and reviewed the Collateral Trust Agreement and the Collateral Documents and agrees to be bound by the terms thereof. The New Representative, on behalf of the New Secured Parties, and the Collateral Agent, on behalf of the existing Secured Parties, each hereby acknowledges and agrees that the Collateral Agent in its capacity as such shall be agent on behalf of the New Representative and on behalf of all other Secured Parties.
     4. Consent. The New Representative, on behalf of itself and the New Secured Parties, consents to and directs the Collateral Agent to perform its obligations under the Collateral Trust Agreement and the Collateral Documents.
     5. Authority as Agent. The New Representative represents, warrants and acknowledges that it has the authority to bind each of the New Secured Parties to the Collateral Trust Agreement and such New Secured Parties are hereby bound by the terms, conditions and provisions of the Collateral Trust Agreement, including, without limitation, the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens.
     6. New Representative. The New Representative in respect of the New Facility is [NEW REPRESENTATIVE]. The address of the New Representative in respect of the New Facility for purposes of all notices and other communications hereunder and under the Collateral Trust Agreement is __________, __________, Attention of __________ (Facsimile No. __________, electronic mail address: ____________).
     7. Officer’s Certificate. Each of the Trustors hereby certifies that the Trustors have previously delivered the Officer’s Certificate contemplated by Section 2.02(b)(i)) of the Collateral Trust Agreement and all other information, evidence and documentation required by Section 2.02 of the Collateral Trust Agreement, in each case in accordance with the terms of the Collateral Trust Agreement.

[1]	If a successor Collateral Agent has been appointed, the name of such successor should be filled in instead.

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     8. Reaffirmation of Security Interest. By acknowledging and agreeing to this Collateral Trust Joinder, each of the Trustors hereby (a) confirms and reaffirms the security interests pledged and granted pursuant to the Collateral Documents and grants a security interest in all of its right, title and interest in the Collateral (as defined in the applicable Collateral Documents), whether now owned or hereafter acquired to secure the Obligations, and agrees that such pledges and grants of security interests shall continue to be in full force and effect, (b) confirms and reaffirms all of its obligations under its guarantees pursuant to the applicable Note Documents and the New Documents and agrees that such guarantees shall continue to be in full force and effect, and (c) authorizes the filing of any financing statements describing the Collateral (as defined in the applicable Collateral Documents) in the same manner as described in the applicable Collateral Documents or in any other manner as the Collateral Agent may determine is necessary, advisable or prudent to ensure the perfection of the security interests in the Collateral (as defined in the applicable Collateral Documents) granted to the Collateral Agent hereunder or under the applicable Collateral Documents.
     9. Counterparts. This Collateral Trust Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Collateral Trust Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Collateral Trust Joinder by facsimile or PDF transmission shall be as effective as delivery of a manually signed counterpart of this Collateral Trust Joinder. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
     10. Governing Law. THIS COLLATERAL TRUST JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     11. Miscellaneous. The provisions of Article 8 of the Collateral Trust Agreement shall apply with like effect to this Collateral Trust Joinder.
[Signature Pages Follow]

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     IN WITNESS WHEREOF, the New Representative has caused this Collateral Trust Joinder to be duly executed by its authorized representative, and each Trustor party hereto have caused the same to be accepted by their respective authorized representatives, as of the day and year first above written.

[NEW REPRESENTATIVE]
By:
Name:
Title:

Acknowledged and agreed: HARBINGER GROUP INC.
By:
Name:
Title:

[OTHER TRUSTORS]
By:
Name:
Title:

     The Collateral Agent acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Agent with respect to the New Facility in accordance with the terms of the Collateral Trust Agreement and the Collateral Documents.

WELLS FARGO BANK, NATIONAL ASSOCIATION as Collateral Agent
By:
Name:
Title: